Exhibit 1.1

AFFILIATED MANAGERS GROUP, INC.

Shares of Common Stock

(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

March 7, 2025

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Bank PLC 5 The North Colonnade Canary Wharf, London E14 4BB

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Citibank, N.A. 390 Greenwich Street New York, New York 10013

J.P. Morgan Securities LLC 383 Madison Avenue, 6th Floor New York, New York 10179	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179

RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281

Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001	Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001

As Agents and Forward Sellers	As Forward Purchasers

Ladies and Gentlemen:

This Equity Distribution Agreement (this “Agreement”), dated as of March 7, 2025, is among Affiliated Managers Group, Inc., a Delaware corporation (the “Company”), Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each, an “Agent” and, collectively, the “Agents”), Barclays Bank PLC, Bank of America, N.A., Citibank, N.A. JPMorgan Chase Bank, National Association, Royal Bank of Canada and Wells Fargo Bank, National Association (each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”) and Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan

Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each, a “Forward Seller” and, collectively, the “Forward Sellers”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Forward Seller acting as forward seller for the applicable Forward Purchaser, then such Forward Seller shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares. The Company, the Agents, the Forward Purchasers and the Forward Sellers, severally and not jointly, agree as follows:

Introductory. The Company proposes, subject to the terms and conditions stated herein, to issue and/or sell from time to time shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (i) to or through the Agents, as sales agents for the Company and/or principal, or (ii) in one or more Forward Sales (as defined below) pursuant to the Master Confirmations (as defined below) entered into with the Forward Purchasers, in each case on the terms set forth in this Agreement and not to exceed an aggregate gross sales price of $500,000,000 (the “Maximum Program Amount”).

Forward Sales. The Company has entered into Master Confirmations, dated as of the date hereof, with each of the Forward Purchasers, a copy of the form of which is attached hereto as Exhibit A (collectively, the “Master Confirmations”). In connection with the applicable Master Confirmation and a Forward Sale, the relevant Forward Purchaser may instruct an affiliate thereof to borrow and sell Common Stock or engage in certain other hedging activities related thereto. Pursuant to the applicable Master Confirmation, subject to the terms and conditions herein and therein, the Company will deliver to the relevant Forward Purchaser, or an affiliate thereof (including the related Forward Seller), up to the number of Shares as may be sold as a Forward Sale in accordance with the terms of this Agreement. In connection therewith, the Company and the relevant Forward Purchaser understand that such Forward Purchaser or its affiliate, through the related Forward Seller, will effect sales of Shares not in excess of the Maximum Program Amount on the terms set forth in Section 2 of this Agreement.

Terms Agreements. The Company agrees that whenever (1) it determines to sell Shares directly to an Agent, acting as a principal, or (2) a Forward Purchaser or its affiliate sells to the related Forward Seller, acting as a principal, as part of a Forward Sale pursuant to the applicable Master Confirmation, the Company shall enter into a written terms agreement (a “Terms Agreement”) with the Agent and, in the case of a Forward Sale, the Forward Purchaser relating to such sale. Such Terms Agreement shall be in substantially the form of Schedule I hereto, in the case where an Agent is purchasing as a principal from the Company, or Schedule II hereto, in the case of any Terms Agreement entered into in connection with a Forward Sale. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

Prior Agreements.

The Company previously entered an Equity Distribution Agreement with the Agents, Forward Purchasers and Forward Sellers and separate related Master Confirmations with each Forward Purchaser evidencing Forward Transactions, all of which are dated as of May 27, 2022 (each, a “Prior Agreement” and, collectively, the “Prior Agreements”), which Prior Agreements are hereby terminated by this Agreement and the Master Confirmations.

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, the Agents, the Forward Purchasers and the Forward Sellers agree that the Company may from time to time seek to sell Shares through a designated Agent, acting as sales agent (the “Designated Agent”), through a designated Forward Seller, acting as forward seller (the “Designated Forward Seller”) for the related Forward Purchaser (the “Designated Forward Purchaser”) or directly to any of the Agents or Forward Sellers acting as principal, as follows:

Section 1. Representations and Warranties of the Company. The Company represents and warrants to the Agents, the Forward Purchasers and the Forward Sellers that:

(a) Compliance with Registration Requirements. The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Regulations”), with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), on Form S-3 (File No. 333-285434), including a prospectus, to be used in connection with the public offering and sale of the Shares, which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder (the “1934 Act Regulations”), which registration statement became effective not earlier than three years on or prior to the date of this Agreement upon filing under Rule 462(e) of the 1933 Act Regulations.

Except where the context otherwise requires, the registration statement, as it may have heretofore been amended, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) filed with the Commission pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), and also including any other registration statement filed with the Commission pursuant to Rule 462(b) or Rule 429 of the 1933 Act Regulations, is herein called the “Registration Statement”; the base prospectus filed as part of such Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is herein called the “Base Prospectus”; the prospectus supplement dated March 7, 2025, specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations is herein called the “Prospectus Supplement”; and the Base Prospectus, as amended and supplemented from time to time by any Prospectus Supplements, is herein called the “Prospectus.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein as of the Applicable Time (as defined below), and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof with the Commission of any post-effective amendment to the Registration Statement, any Prospectus Supplement and any document deemed to be incorporated by reference therein prior to the Applicable Time relating to the particular Shares. As used in this subsection and elsewhere in this Agreement, “Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well-known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 1(b) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents filed as part thereof or incorporated therein by reference, and all references to “Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement, as amended or supplemented from time to time (including by any prospectus supplement thereto). For purposes of this Agreement, all references to the Registration Statement or the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, and such copy shall be identical in content to any Prospectus delivered to the Agents and Forward Sellers for use in connection with the offering of the Shares.

(b) Well-Known Seasoned Issuer. (1) At the time of filing of the Original Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations, (4) at the earliest time after the filing of the Original Registration Statement that a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares was made, and (5) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(c) S-3 Eligibility. The Company meets, and at the time of filing of the Original Registration Statement met, the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has been filed with the Commission and is effective under the 1933 Act. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use or effectiveness of the Registration Statement, or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of each of the Registration Statement and of each amendment thereto for each Agent and each Forward Seller) have been delivered to the Agents, the Forward Sellers and their counsel. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the 1933 Act and the 1933 Act Regulations and reviewed and consented to by the Agents.

(d) Form Compliance; No Material Misstatement or Omission of a Material Fact. Each of the Registration Statement, any post-effective amendment thereto, the Prospectus and any amendment or supplement thereto conforms, and when it became effective or was filed with the Commission conformed, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement and any post-effective amendment thereto, when it became effective or was filed with the Commission, did not, and each such part, as amended or supplemented, if applicable, as of each Settlement Date (as defined herein), will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto does not, and on the date of filing thereof with the Commission did not, and, at each Settlement Date, will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, the Agent Information (as defined below).

(e) Issuer Free Writing Prospectuses. Any Issuer Free Writing Prospectus(es) (as defined below) and the Prospectus, as amended or supplemented, all considered together (collectively, the “General Disclosure Package”), do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of each Applicable Time and, as then amended or supplemented by the Company, if applicable, at each Settlement Date.

As used in this subsection and elsewhere in this Agreement, “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

Each Issuer Free Writing Prospectus does not, and as of its issue date and all subsequent times did not, include any information that conflicts or conflicted with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this Section 1(e) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Agent Information.

(f) Incorporation of Documents by Reference. The documents incorporated by reference in the Registration Statement and the Prospectus comply, and at the time they were filed with the Commission complied, in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, do not, and at the time the Original Registration Statement became effective and at the date of the Prospectus did not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Independent Accountants. The accountants who certified the financial statements and supporting schedules incorporated by reference into the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(h) Financial Statements. The financial statements included in or incorporated by reference into the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects (i) the financial position of the Company and its consolidated subsidiaries at the dates indicated and (ii) the consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as stated therein. The supporting schedules incorporated by reference into the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. Any pro forma financial statements of the Company, and the related notes thereto, included in or incorporated by reference into the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be set forth in or incorporated by reference into the Registration Statement or the Prospectus under the 1933 Act or the 1933 Act Regulations. As used in this subsection and elsewhere in this Agreement, “subsidiary” has the meaning set forth in Rule 405.

(i) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or prospective material adverse change in the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement and the Master Confirmations. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(k) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized or formed and is validly existing as a corporation, limited partnership, limited liability company, limited liability partnership, Massachusetts business trust or general partnership, as the case may be, under the laws of its jurisdiction of organization and is in good standing under the laws of its jurisdiction of organization, has power (corporate or otherwise) and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited partnership, limited liability company, limited liability partnership, Massachusetts business trust or general partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued shares of capital stock of each subsidiary of the Company which is a corporation have been duly authorized and validly issued and are fully paid and non-assessable, and to the extent owned by the Company or any of its subsidiaries (except for directors’ qualifying shares and as described or reflected generally in the General Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect. The partnership interests, membership interests and shares of beneficial interest of each subsidiary of the Company which is a partnership, limited liability company, limited partnership, limited liability partnership or Massachusetts business trust have been validly issued in accordance with applicable law and the partnership agreement, limited liability agreement or declaration of trust, as applicable, of such subsidiary, and to the extent owned by the Company or any of its subsidiaries (except as described or reflected generally in the General Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and none of the outstanding shares of capital stock, partnership interests, membership interests or shares of beneficial interests, as the case may be, of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect.

(l) Capitalization. The Company has the authorized, issued and outstanding capitalization described in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans or pursuant to the exercise of convertible securities or options, in each case accurately described or reflected in the General Disclosure Package and the Prospectus, as amended or supplemented). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described or reflected in the General Disclosure Package and the Prospectus, as amended or supplemented, or pursuant to reservations, agreements or employee benefit plans or the exercise of convertible securities or options, in each case accurately described or reflected in the General Disclosure Package and the Prospectus, as amended or supplemented. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of any of the Company’s subsidiaries, other than those accurately described or reflected in the General Disclosure Package and the Prospectus, as amended or supplemented, or pursuant to reservations, agreements or employee benefit plans or the exercise of convertible securities or options or upon the redemption or repurchase of outstanding securities, in each case accurately described or reflected in the General Disclosure Package and the Prospectus, as amended or supplemented.

(m) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) Authorization of Master Confirmations. Each Master Confirmation has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The description of the Master Confirmations set forth in the General Disclosure Package and the Prospectus is correct in all material respects.

(o) Authorization and Description of Shares. The description of the Common Stock set forth in the General Disclosure Package and the Prospectus is correct in all material respects. The Forward Settlement Shares (which means the “Settlement Shares” as defined in the Master Confirmations) have been duly authorized by the Company for issuance and sale to the Forward Purchasers pursuant to the Master Confirmations and, if and when issued and delivered by the Company pursuant to the Master Confirmations against payment of the consideration specified therein, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive or other similar rights of any securityholder of the Company. The Direct Settlement Shares (as defined herein, and together with the Forward Settlement Shares, the “Settlement Shares”) have been duly authorized by the Company for issuance and sale to the Agents, as sales agents and/or principals, and, when issued and delivered by the Company against payment therefor, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive or other similar rights of any securityholder of the

Company. The Company has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued shares of Common Stock at least equal to the aggregate of each Share Cap (as defined in each Master Confirmation) for all Transactions (as defined in the Master Confirmations), solely for the purpose of settlement under the Transactions. No holder or beneficial owner of the Shares or the Settlement Shares will be subject to personal liability solely by reason of being such a holder or beneficial owner. The issuance and sale by the Company of the Forward Settlement Shares to any Forward Purchaser or its affiliate in settlement of the applicable Master Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or its affiliate of the Forward Settlement Shares, during the term of and at settlement of the applicable Master Confirmation, to close out open borrowings of Common Stock created in the course of the hedging activities created by such Forward Purchaser or its affiliate relating to such Forward Purchaser’s exposure under the applicable Master Confirmation will not require registration under the 1933 Act. The Company will not have an obligation to file a prospectus supplement pursuant to Rule 424(b) of the 1933 Act Regulations in connection with any Forward Settlement Shares delivered to each Forward Purchaser or its affiliate by the Company upon such settlement, and no prospectus supplement will be required to be filed under Rule 424(b) of the 1933 Act Regulations in connection with any Forward Settlement Shares delivered by a Forward Purchaser or its affiliate to close out open borrowings created in the course of the hedging activities created by such Forward Purchaser or its affiliate relating to such Forward Purchaser’s exposure under the applicable Master Confirmation, assuming in each case that such Forward Seller complied with Rule 173 of the 1933 Act Regulations in connection with the sales of Shares in an amount not less than the Number of Shares (as defined in the applicable Master Confirmation).

(p) Listing on New York Stock Exchange. The Shares and the Forward Settlement Shares are listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Shares and the Forward Settlement Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such listing.

(q) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Master Confirmations and the consummation of the transactions contemplated herein and therein and in the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, the Agreements and

Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other constituting or organizational instrument as in effect on the date hereof of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their assets, properties or operations, except for any such violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of law which would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

(r) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary of the Company, which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(s) Accuracy of Descriptions. All of the descriptions of contracts or other documents contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete descriptions in all material respects of such contracts or other documents.

(t) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the Master Confirmations or the consummation of the transactions contemplated by this Agreement, or for the due execution, delivery or performance of this Agreement and the Master Confirmations, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(u) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except in any such case where the failure to so possess or to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(v) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Prospectus or (b) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary of the Company has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(w) No Investment Company. Neither the Company nor any of its subsidiaries is, and upon the offering, sale and/or delivery of the Shares and the Forward Settlement Shares as contemplated in this Agreement and the Master Confirmations will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(x) Company Not an Investment Adviser. The Company is not required to register as an “investment adviser” or as a “broker-dealer” under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or the 1934 Act, respectively, and the rules and regulations of the Commission promulgated thereunder. The Company is not required to be registered, licensed or qualified as an investment adviser or broker-dealer under the laws requiring any such registration, licensing or qualification in any jurisdiction in which it or its subsidiaries conduct business. Each of the subsidiaries has been duly registered as an investment adviser under the Advisers Act, and has been duly registered as a broker-dealer under the 1934 Act, and each such registration is in full force and effect, in each case to the extent such registration is required and with such exceptions as would not reasonably be expected to have a Material Adverse Effect. Each of the subsidiaries is duly registered, licensed or qualified as an investment adviser and broker-dealer under state and local laws where such registration, licensing or qualification is required by such laws and is in compliance with all such laws requiring any such registration, licensing or qualification, in each case with such exceptions, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect.

(y) Investment Adviser Subsidiaries. Each subsidiary of the Company which is required to be registered as an investment adviser or broker-dealer is and has been in compliance with all applicable laws and governmental rules and regulations, as may be applicable to its investment advisory or broker-dealer business, except to the extent that such non-compliance would not reasonably be expected to result in a Material Adverse Effect and none of such subsidiaries is prohibited by any provision of the Advisers Act or the 1940 Act from acting as an investment adviser. Each subsidiary of the Company which is required to be registered as a broker-dealer is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”). No subsidiary of the Company which is required to be registered as an investment adviser or broker-dealer is in default with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any foreign, federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, or by any self-regulatory authority relating to any aspect of its investment advisory or broker-dealer business, which would need to be disclosed pursuant to Rule 206(4)-4(b) under the Advisers Act, or which is reasonably likely to give rise to an affirmative answer to any of the questions in Item 11, Part 1 of the Form ADV of such registered investment adviser or which is reasonably likely to give rise to an affirmative answer to any of the questions in Item 7 of the Form BD of such broker-dealer.

(z) Investment Company Mutual Funds. Each mutual fund of which a subsidiary of the Company serves as the investment advisor (a “Mutual Fund”) has been since inception, is currently and will be immediately after consummation of the transactions contemplated herein, a duly registered investment company in compliance with the 1940 Act, and the rules and regulations promulgated thereunder, except where any failure to be duly registered, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Since their initial offering, shares of each of the Mutual Funds have been duly qualified for sale under the securities laws of each jurisdiction in which they have been sold or offered for sale at such time or times during which such qualification was required, and, if not so qualified, the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The offering and sale of shares of each of the Mutual Funds have been registered under the 1933 Act during such period or periods for which such registration is required; the related registration statement has become effective under the 1933 Act; no stop order suspending the effectiveness of any such registration statement has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of the Company, are contemplated. Except to the extent that such failure to comply, misstatement or omission, as the case may be, would not reasonably be likely to result in a Material Adverse Effect, the registration statement of each Mutual Fund, together with the amendments and supplements thereto, under the 1940 Act and the 1933 Act has, at all times when such registration statement was effective, complied in all material respects with the requirements of the 1940 Act and the 1933 Act then in effect and neither such registration statement nor any amendments or supplements thereto contained, at the time and in the light of the circumstances in which they were made, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, at the time and in the light of the circumstances under which they were made, not misleading. All shares of each of the Mutual Funds were sold pursuant to an effective registration statement, or pursuant to a valid exemption from registration, and have been duly authorized and are validly issued, fully paid and non-assessable. Each of the Mutual Funds’ investments has been made in accordance with its investment policies and restrictions set forth in its registration statement in effect at the time the investments were made and have been held in accordance with its respective investment policies and restrictions, to the extent applicable and in effect at the time such investments were held, except to the extent any failure to comply with such policies and restrictions, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(aa) Investment Advisory Agreements. The Company is not a party as an investment advisor or distributor to any investment advisory agreement or distribution agreement and is not serving or acting as an investment adviser to any person. Each of the investment advisory agreements to which any of its subsidiaries is a party is a legal and valid obligation of such subsidiary and complies with the applicable requirements of the Advisers Act and the rules and regulations of the Commission thereunder, except where the failure to so comply would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the investment advisory agreements and distribution agreements between a subsidiary of the Company and a Mutual Fund is a legal and valid obligation of such subsidiary and complies with the applicable requirements of the 1940 Act, and in the case of such distribution agreements, with the applicable requirements of the 1934 Act, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No investment advisory agreement or distribution agreement to which any of the subsidiaries is a party that was either in effect on January 1, 2022, or entered into by a subsidiary of the Company since January 1, 2022, has been terminated or expired, except where any such termination or expiration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of such subsidiaries is in breach or violation of or in default under any such investment advisory agreement or distribution agreement, with such exceptions individually or in the aggregate as would not reasonably be expected to have a Material Adverse Effect. No subsidiary of the Company is serving or acting as an investment adviser to any person except pursuant to an agreement to which such subsidiary is a party and which is in full force and effect, other than any agreement the non-existence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The consummation of the transaction contemplated herein will not constitute an “assignment,” as such term is defined in the Advisers Act and the 1934 Act, of an investment advisory agreement.

(bb) No Fiduciary Duties. The Company acknowledges and agrees that (i) the sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction among the Company, on the one hand, and each of the Agents, the Forward Purchasers and the Forward Sellers (as applicable), on the other hand, (ii) in connection with the Forward Sales contemplated hereby and the process leading to such transaction(s), the Forward Sellers are acting as agents for the Forward Purchasers in connection with sales of the Shares sold on behalf of the Forward Purchasers and neither the Agents, nor Forward Purchasers, nor the Forward Sellers nor any of their affiliates is an agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agents, the Forward Purchasers and the Forward Sellers have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether an Agent, a Forward Purchaser or a Forward Seller has advised or is currently advising the Company on other matters) and the Agents, the Forward Purchasers and the Forward Sellers have no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agents, the Forward Purchasers, the Forward Sellers and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Agents, the Forward Purchasers and the Forward Sellers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(cc) Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the 1934 Act Regulations) that complies with the requirements of the 1934 Act and the 1934 Act Regulations and that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting, the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act Regulations) that comply with the requirements of the 1934 Act and the 1934 Act Regulations; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ff) No Stop Order or Cease-and-Desist Proceeding. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.

(gg) Actively-Traded Security. The Common Stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(hh) No Other At-The-Market Offerings. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the 1933 Act Regulations.

(ii) No Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(jj) No Commissions. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(kk) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 relating to activities of the Company or any of its subsidiaries; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment on behalf of the Company or any of its subsidiaries.

(ll) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn) Cybersecurity. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor any of its subsidiaries has been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(oo) Deemed Representation. Any certificate signed by any officer of the Company delivered to the Agents, the Forward Purchasers or the Forward Sellers, or to their counsel, pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agents, the Forward Purchasers or the Forward Sellers as to the matters covered thereby.

Section 2. Sale and Delivery of Shares.

(a) (i) Subject to the terms and conditions set forth herein, the Company may issue and sell Shares through the Designated Agent, acting as sales agent for the Company, or directly to such Agent, acting as principal, from time to time (any such sale, a “Direct Sale”).

(ii) In addition, subject to the terms and conditions set forth herein, the Company may, from time to time, in consultation with the Designated Forward Purchaser and the Designated Forward Seller, request that such Forward Purchaser or its affiliate to borrow, offer and sell Shares to or through such Designated Forward Seller, acting as forward seller (any such sale, a “Forward Sale”).

(b) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company, the Designated Agent, the Designated Forward Purchaser and the Designated Forward Seller, as the case may be, on any day that is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 4 of this Agreement and that the Designated Agent or the Designated Forward Seller has agreed to make such sales. On any Trading Day, the Company, in consultation with the Designated Agent, or the Designated Forward Purchaser and the Designated Forward Seller, as the case may be, may request by telephone (confirmed promptly by telecopy or email, which confirmation shall contain the mutually agreed upon terms for the sales and such confirmation shall be promptly acknowledged by the Designated Agent or Designated Forward Purchaser and the Designated Forward Seller, as the case may be) (together, the “Instruction”) as to (i) the maximum amount of Shares to be sold by the Designated Agent or the Designated Forward Seller on such day (in any event not in excess of the amount then available for sale under the Prospectus and the currently effective Registration Statement), (ii) the minimum price per Share at which such Shares may be sold, (iii) whether the sale of such Shares will be a Direct Sale or a Forward Sale, and (iv) in the case of a Forward Sale, any terms, provisions or information that is required or contemplated by the applicable Master Confirmation (including, without limitation, any Forward Price Reduction Dates and related Forward Price Reduction Amounts, any Discount to the Initial Forward Price (as defined in the applicable Master Confirmation), the proposed Trade Date (as defined in the applicable Master Confirmation) and the proposed Hedge Completion Date (as defined in and contemplated by the applicable Master Confirmation). The Designated Forward Purchaser and the Designated Forward Seller may accept the terms in the Instruction or propose alternative terms, which the Company may accept or further amend.

(i) Once the applicable parties have agreed to an Instruction and subject to the terms and conditions hereof, when acting as sales agent, the Designated Forward Seller or the Designated Agent, as applicable, shall use its commercially reasonable efforts to sell for the Designated Forward Purchaser or its affiliate (in the case of a Forward Sale) or for the Company (in the case of a Direct Sale) all of the Shares so designated and in the manner contemplated by the General Disclosure Package.

(ii) The Company acknowledges and agrees that (A) there can be no assurance that the Designated Agent or the Designated Forward Seller will be successful in selling the Shares or that the Designated Forward Purchaser or any of its affiliates will be successful in borrowing any Shares, (B) the Designated Agent and the Designated Forward Seller will incur no liability or obligation to the Company, the Designated Forward Purchaser or any other person or entity if it does not sell Shares for any reason other than its failure to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Designated Agent and the Designated Forward Seller shall be under no obligation to purchase Shares on a principal basis, except as expressly agreed in a Terms Agreement.

(c) Notwithstanding the foregoing, the Company shall not authorize the sale of, and the Designated Agents and the Designated Forward Sellers shall not be obligated to use their commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time or (ii) having an aggregate offering price in excess of the aggregate offering price of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, and notified to the parties hereto in writing. In addition, the parties hereto may, upon notice to the other parties hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement exceed the Maximum Program Amount or the aggregate offering price of Common Stock available for sale under the currently effective Registration Statement. Notwithstanding any of the provisions of this Agreement, if in the event of any Forward Sale either (i) the Designated Forward Purchaser or its affiliate is unable to borrow and deliver any Shares for sale under this Agreement or (ii) in the sole judgment of the Designated Forward Purchaser or its affiliate, it is either impracticable to do so or the Designated Forward Purchaser or its affiliate would incur a stock loan cost that is equal to or greater than 75 basis points per annum to do so, then the Designated Forward Seller shall only be required to sell on behalf of the Designated Forward Purchaser or its affiliate the aggregate number of Shares that the Designated Forward Purchaser or its affiliate is able to, and that it is practicable to, so borrow below such cost.

(d) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares pursuant to this Agreement shall be effected by or through only one Designated Agent or Designated Forward Seller on any single day, but in no event by more than one, and the Company shall in no event request that more than one Designated Agent or Designated Forward Seller sell Shares on the same day.

(e) If any party reasonably believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party or parties and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) The Shares, when sold through an Agent or a Forward Seller, as a sales agent, may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker or through an electronic communications network. Nothing in this Agreement shall be deemed to require any party to agree to the method of offer and sale specified in clause (1) above, and any party may withhold its consent thereto in such party’s sole discretion.

(g) The gross sales price of any Shares sold pursuant to this Agreement shall be the market or other price agreed to by the Company, the Designated Agent, the Designated Forward Purchaser and the Designated Forward Seller, as the case may be, for Shares sold by the Designated Agent or the Designated Forward Seller under this Agreement at the time of such sale, or as otherwise provided in an applicable Terms Agreement (the “Gross Proceeds”). The compensation payable to a Designated Agent for sales of Shares in connection with any Direct Sale shall be up to 2.00% of the gross sales price for such Shares, as mutually agreed to in writing by the Company and the Agent (the “Direct Sale Compensation”). The compensation payable to a Designated Forward Seller for sales of Shares in connection with any Forward Sale shall be the difference between the Gross Proceeds and the amount payable by the Designated Forward Purchaser to the Company under the applicable Master Confirmation, assuming full physical settlement of the applicable Master Confirmation based on the Initial Forward Price. The amount payable (i) by the Designated Agent to the Company in connection with any Direct Sale shall be the Gross Proceeds less the Direct Sale Compensation or (ii) by the Designated Forward Purchaser to the Company in connection with any Forward Sale shall be determined pursuant to the applicable Master Confirmation and the Instruction or the Terms Agreement, as the case may be, assuming full physical settlement of the applicable Master Confirmation based on the Initial Forward Price, subject to the price adjustment and other provisions of the applicable Master Confirmation, and shall constitute the net proceeds to the Company for such sales (in each case, the “Net Proceeds”).

(h) The Designated Agent or the Designated Forward Seller, as the case may be, shall provide written confirmation (which may be by telecopy or email) to the Company following the close of trading on the NYSE each day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the price or prices at which such Shares were sold on such day, the aggregate Gross Proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to the Designated Agent with respect to such sales.

(i) Settlement for sales of Shares pursuant to this Section 2 will occur on the first business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the parties hereto (each such day, a “Settlement Date”). On each Settlement Date for any Direct Sale (each such day, a “Direct Settlement Date”), such Shares (the “Direct Settlement Shares”) shall be delivered by the Company to the Designated Agent in book-entry form to the Designated Agent’s account at The Depository Trust Company against payment by the Designated Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. On each Settlement Date for any Forward Sale, the Shares sold through such Designated Forward Seller for settlement on such date shall be delivered by the Designated Forward Purchaser or its affiliate to the Designated Forward Seller. If the Company shall default on its obligation to deliver Shares through the Designated Agent as sales agent on any Direct Settlement Date, the Company shall (i) indemnify and hold the Designated Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Designated Agent any commission to which it would otherwise be entitled absent such default.

(j) Notwithstanding any other provision of this Agreement, the parties hereto agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Designated Agent or the Designated Forward Seller, as the case may be, shall not be obligated to sell, (A) during any period starting on the tenth day of each fiscal quarter of the Company and ending on the day on which the Company’s insider trading policy, as then in existence, does not prohibit the purchases or sales of Common Stock by the Company’s officers or directors (except to the extent that the Company is not in possession of material non-public information during the first five days of such period), (B) during any other period in which the Prospectus or any amendment or supplement thereto includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) during any period in which the Company is in possession of material non-public information.

(k) At each Applicable Time and on each Settlement Date, each date the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement to the Prospectus included as part of the Registration Statement filed pursuant to Rule 424(b) of the 1933 Act Regulations relating solely to the offering of securities other than the Shares) (a “Registration Statement Amendment Date”) and each date the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or an amendment to any such document (a “Company Periodic Report Date”), the Company shall be deemed to have affirmed each representation and warranty (except for the representation and warranty in Section 1(l) hereof, which the Company shall be deemed to have affirmed only at each Company Periodic Report Date) and its compliance with each covenant and other agreement contained in this Agreement (unless the Company shall have notified the applicable parties hereto to the contrary in writing). The Company shall cause a senior corporate officer of the Company from time to time designated by the Company (which senior corporate officer shall initially be a senior corporate officer holding one of the offices specified in Exhibit B hereto) to respond via e-mail to a communication from the applicable parties in the form set forth in Exhibit B hereto when, during the term of this Agreement, the Company shall have received such a communication. Any obligation of the Designated Forward Seller or the Designated Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Designated Forward Purchaser or its affiliate or the Company, as applicable, shall be subject to, as determined in the reasonable discretion of the Designated Forward Seller or the Designated Agent, the continuing accuracy of the representations and warranties of the Company, the compliance by the Company with each covenant contained herein, the performance by the Company of its obligations hereunder and the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement.

(l) The Designated Forward Seller and the Designated Agent shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the parties hereto agree as set forth below. Shares purchased from the Company by the Designated Agent, as principal, shall be purchased in accordance with terms agreed upon between the Designated Agent and the Company as evidenced by a Terms Agreement. The Designated Agent’s commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the Designated Agent or the Designated Forward Seller shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Sections 4(c), 4(d), 4(e) and 4(f) hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3. Covenants of the Company. The Company hereby covenants and agrees with the Agents, the Forward Purchasers and the Forward Sellers that:

(a) During the period beginning on the date hereof and ending on the date, as determined in the reasonable discretion of the Agents, the Forward Purchasers and the Forward Sellers, that a prospectus is no longer required by law to be delivered in connection with the offering or sales of the Shares by an Agent, a Forward Seller or any dealer (whether physically or through compliance with Rule 153 or 172 of the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) of the 1933 Act Regulations) (the “Prospectus Delivery Period”):

(i) the Company will notify the Agents, the Forward Purchasers and the Forward Sellers promptly in writing of the time when any subsequent amendment to the Registration Statement has become effective or any amendment to the Registration Statement or any subsequent supplement to the Prospectus has been filed;

(ii) the Company will prepare and file with the Commission any material required to be filed with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations and any amendments or supplements to the Registration Statement or the Prospectus that, in the reasonable judgment of the Company, may be necessary or advisable in connection with the offering of the Shares by an Agent or a Forward Seller;

(iii) the Company will comply with Rule 430B; provided, however, that the Company will not file any amendment to the Registration Statement or supplement to the Prospectus with respect to the Shares unless a copy thereof has been submitted to the Agents, the Forward Purchasers and the Forward Sellers a reasonable period of time before filing with the Commission or if the Agents, the Forward Purchasers and the Forward Sellers reasonably object to such filing in writing, in each case excluding an amendment by incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act;

(iv) the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act and will advise the Agents, the Forward Purchasers and the Forward Sellers of any such filing;

(v) the Company will furnish to the Agents, the Forward Purchasers and the Forward Sellers at the time of filing thereof, a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectus; and

(vi) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the 1933 Act Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the 1934 Act, within the prescribed time period; in connection with a Terms Agreement, the Company will prepare and file with the Commission, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b) The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(c) To the extent the Company requests that an Agent or a Forward Seller effect sales of Shares pursuant to this Agreement, the Company will advise the Agents, the Forward Purchasers and the Forward Sellers (through notice provided to Sidley Austin LLP, or other counsel reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers) of the receipt of any comments of or request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus, including the documents incorporated by reference therein, or for additional or supplemental information with respect thereto or of notice of institution of proceedings for the entry of a stop order suspending the effectiveness of the Registration Statement by the Commission or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes, which comments, requests, orders, notices or proceedings have been received, threatened or initiated since the last time the Company requested that an Agent or a Forward Seller effect sales of Shares pursuant to this Agreement. The Company shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or will file an amendment to the Registration Statement or a new registration statement in a form satisfactory to the Agents, the Forward Purchasers and the Forward Sellers and use its best efforts to have such amendment or new registration statement become effective as soon as practicable.

(d) The Company will make available to the Agents, the Forward Purchasers and the Forward Sellers and from time to time furnish to the Agents, the Forward Purchasers and the Forward Sellers at the Company’s expense, copies of the Prospectus (or the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request for the purposes contemplated by the 1933 Act.

(e) The Company will promptly notify the Designated Agent, the Designated Forward Purchaser and the Designated Forward Seller, as the case may be, to suspend the offering of Shares (i) when the Company is in possession of material non-public information and (ii) upon the happening of any event known to the Company during the Prospectus Delivery Period or otherwise prior to the final Settlement Date which, in the reasonable judgment of the Company, would require the making of any change in the Registration Statement or in the Prospectus then being used, or in the information incorporated by reference therein, so that the Registration Statement and the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. During such time period, the Company will prepare and furnish, at the Company’s expense, to the Agents, the Forward Purchasers and the Forward Sellers promptly such amendments or supplements to such Registration Statement and Prospectus as may be necessary to reflect any such change and will furnish the Agents, the Forward Purchasers and the Forward Sellers with a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents, the Forward Purchasers and the Forward Sellers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) The Company will furnish such information as may be required and otherwise will cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Agents, the Forward Purchasers and the Forward Sellers may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares). The Company will promptly advise the Agents, the Forward Purchasers and the Forward Sellers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) Prior to the final Settlement Date, the Company will furnish to the Agents, the Forward Purchasers and the Forward Sellers (i) copies of any reports or other communications which the Company shall send directly to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of any financial statements or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request regarding the Company, in each case as soon as such reports, communications, documents or information becomes available. Where in any part of this Agreement there is an obligation on the part of the Company to deliver a document to the Agents, the Forward Purchasers and the Forward Sellers or their counsel, or to provide notification of the filing of any such document with the Commission, such obligation shall be deemed satisfied if and when such document shall have been filed on the Commission’s EDGAR system.

(h) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the 1933 Act Regulations but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12 month period beginning after the date upon which a prospectus supplement is filed pursuant to Rule 424(b) of the 1933 Act Regulations that shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations.

(i) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all of its costs, expenses, fees and taxes incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, each prospectus supplement filed by the Company in connection with the offering and sale of Shares by an Agent or a Forward Seller under this Agreement and any amendments or supplements thereto and the printing and furnishing of copies of each thereof to the Agents, the Forward Purchasers and the Forward Sellers (including costs of mailing and shipment), (ii) the producing, word processing and/or printing of this Agreement, the Master

Confirmations, any power of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agents, the Forward Purchasers and the Forward Sellers (including costs of mailing and shipment), (iii) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Agents, the Forward Purchasers and the Forward Sellers) and the preparation, printing and furnishing of copies of any blue sky surveys to the Agents, the Forward Purchasers and the Forward Sellers, (iv) the listing of the Settlement Shares on the NYSE, (v) any filing for review of the public offering of the Shares by FINRA, (vi) the fees and disbursements of the Company’s counsel and accountants, (vii) the performance of the Company’s other obligations hereunder, (viii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by an Agent caused by a breach of the representation contained in the first paragraph of Section 1(e) and (ix) the registration, issue, sale and delivery of the Settlement Shares. The Agents, the Forward Purchasers and the Forward Sellers will pay their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses as well as the fees and disbursements of their legal counsel.

(j) The Company will use the Net Proceeds from the sale of the Settlement Shares in the manner set forth in the Prospectus.

(k) During the period beginning on the date on which instructions to sell Shares hereunder are delivered by the Company to an Agent, a Forward Purchaser or a Forward Seller, as the case may be, and ending on the corresponding Settlement Date with respect to such sales, the Company will not sell, offer or agree to sell, contract to sell, pledge, register, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock or securities convertible into or exchangeable, exercisable or redeemable for capital stock or warrants or other rights to purchase capital stock, except (i) for the registration of the Shares and the sales of Shares through an Agent or a Forward Seller pursuant to this Agreement, (ii) for shares of Common Stock issued pursuant to outstanding equity awards or the grant of equity awards under (x) existing employee benefit agreements or equity incentive plans or (y) employee benefit agreements or equity incentive plans described in the Prospectus or the Registration Statement, (iii) any shares of Common Stock issued upon conversion, repurchase or exchange of the Company’s outstanding convertible securities, (iv) shares of Common Stock or other securities issued as consideration for investments in or acquisitions of entities involved in investment advisory or investment management activities or other financial services related business (including any resale of shares issued in such a transaction) or (v) any filing under the 1933 Act relating to any shares of Common Stock on Form S-8 or any issuances of Common Stock thereunder, without (a) giving the Agents, the Forward Purchasers and the Forward Sellers prior written notice, as promptly as reasonably practicable, specifying the nature of the proposed sale and the date of such proposed sale and (b) the Agents, the Forward Purchasers and the Forward Sellers suspending activity under this program for such period of time as requested by the Company or as reasonably deemed appropriate by the Agents, the Forward Purchasers and the Forward Sellers in light of the proposed sale.

(l) At any time during the term of this Agreement, the Company will advise the Agents, the Forward Purchasers and the Forward Sellers immediately after it shall have received notice or obtain knowledge thereof, of (x) any information or fact that, in the opinion of counsel to the Company, would alter or affect, in any material respect, any opinion, certificate, letter or other document provided to the Agents, the Forward Purchasers and the Forward Sellers pursuant to Section 4 of this Agreement or any of the representations or warranties made pursuant to Section 1 of this Agreement or (y) any non-compliance or imminent non-compliance by the Company with any of its covenants or obligations hereunder in any material respect.

(m) Except as provided in the last sentence hereof, upon commencement of the offering of the Shares under this Agreement, (i) at each time Shares are delivered to an Agent as principal on a Settlement Date and (ii) promptly after each Registration Statement Amendment Date, each Company Periodic Report Date, and each date on which a current report on Form 8-K shall be furnished by the Company under Item 2.02 of such form in respect of a public disclosure or material non-public information regarding the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period (a “Company Earnings Report Date”) and on such other dates as the Agents, the Forward Purchasers and the Forward Sellers shall reasonably request, the Company will furnish or cause to be furnished forthwith to the Agents, the Forward Purchasers and the Forward Sellers a certificate dated the Settlement Date, date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the date of such request, as the case may be, in a form satisfactory to the Agents, the Forward Purchasers and the Forward Sellers to the effect that the statements contained in the certificate referred to in Section 4(e) of this Agreement which were last furnished to the Agents, the Forward Purchasers and the Forward Sellers are true and correct at the time of such Settlement Date, amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 4(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the dates referred to above, promptly shall be deemed to be such Applicable Time. The delivery requirements in this Section shall be suspended after the maximum number of Shares authorized to be issued and sold under this Agreement has been sold under this Agreement. To the extent that the Company does not furnish or cause to be furnished the certificate on a date identified above, an Agent’s or a Forward Seller’s obligations to effect sales under this Agreement shall be suspended until such time that the Company furnishes or causes to be furnished such certificate (and any other deliverables that may be due pursuant to the last sentence of Sections 3(n) and 3(o), respectively, of this Agreement).

(n) Except as provided in the last sentence hereof, upon commencement of the offering of the Shares under this Agreement, (i) at each time Shares are delivered to an Agent as principal on a Settlement Date and (ii) promptly after each Registration Statement Amendment Date, each Company Periodic Report Date and each Company Earnings Report Date and on such other dates as the Agents, the Forward Purchasers and the Forward Sellers shall reasonably request, the Company will furnish or cause to be furnished forthwith to the Agents, the Forward Purchaser and to counsel to the Agents, the Forward Purchasers and the Forward Sellers written opinions and negative assurance letters of Skadden, Arps, Slate, Meagher & Flom LLP, or other counsel reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers, dated the Settlement Date, date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the date of such request, as the case may be, in a form and substance reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers and their counsel, of the same tenor as the opinions and negative assurance letters referred to in Section 4(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion, provided that the Company shall not be required to furnish or cause to be furnished the opinion referred to in Section 4(c) other than upon the commencement of the offering of the Shares and each date the Company files an Annual Report on Form 10-K. As used in this paragraph, to the extent there shall be an Applicable Time on or following the dates referred to above, promptly shall be deemed to be such Applicable Time. The delivery requirements in this Section shall be suspended after the maximum number of Shares authorized to be issued and sold under this Agreement has been sold under this Agreement. To the extent that the Company does not furnish or cause to be furnished the opinion and/or negative assurance letter on a date identified above, an Agent’s or a Forward Seller’s obligations to effect sales under this Agreement shall be suspended until such time that the Company furnishes or causes to be furnished such opinion and/or negative assurance letter (and any other deliverables that may be due pursuant to the last sentence of Sections 3(m) and 3(o), respectively, of this Agreement); provided that the Company shall be required to furnish an opinion only if the Company has filed an Annual Report on Form 10-K during this suspension period.

(o) Except as provided in the last sentence hereof, upon commencement of the offering of the Shares under this Agreement, (i) at each time Shares are delivered to an Agent as principal on a Settlement Date and (ii) promptly after each Registration Statement Amendment Date, each Company Periodic Report Date and each Company Earnings Report Date and on such other dates as the Agents, the Forward Purchasers and the Forward Sellers shall reasonably request, the Company will cause PricewaterhouseCoopers LLP (and any other independent registered public accounting firm whose report is incorporated by reference into the Registration Statement) to furnish to the Agents and the Forward Sellers a letter, dated the Settlement Date, date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission or the date of such request, as the case may be, in form satisfactory to the Agents and the Forward Sellers, their counsel and PricewaterhouseCoopers LLP (and, as applicable, the independent registered public accounting firm(s)), of the same tenor as the letter referred to in Section 4(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the dates referred to above, promptly shall be deemed to be such Applicable Time. The delivery requirements in this Section shall be suspended after the maximum number of Shares authorized to be issued and sold under this Agreement has been sold under this Agreement, in the aggregate. To the extent that the Company does not cause PricewaterhouseCoopers LLP (and, as applicable, the independent registered public accounting firm(s)) to furnish the letter on a date identified above, an Agent’s or a Forward Seller’s obligations to effect sales under this Agreement shall be suspended until such time that the Company causes PricewaterhouseCoopers LLP (and, as applicable, the independent registered public accounting firm(s)) to furnish such letter (and any other deliverables that may be due pursuant to the last sentence of Sections 3(m) and 3(n), respectively, of this Agreement).

(p) The Company acknowledges that the Agents, the Forward Purchasers, the Forward Sellers and their affiliates will be trading the Company’s Common Stock for their own account and for the account of any of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(q) (i) If any condition set forth in Section 4(a) or 4(g) hereof shall not have been satisfied on the applicable Settlement Date, an Agent, at the direction of the Company, will offer to any person who has agreed to purchase Shares pursuant to the offering contemplated by this Agreement as the result of an offer to purchase the right to refuse to purchase and pay for such Shares.

(ii) If any condition set forth in Section 4(a) or 4(g) hereof shall not have been satisfied on the applicable Settlement Date, the Company will offer the right to refuse to purchase and pay for Shares to any person who has agreed to purchase such Shares.

(r) The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the aggregate price of Shares sold through an Agent under this Agreement during the relevant period, together with any other information that is required to comply with the 1933 Act or the rules and regulations thereunder.

(s) The Company will use its best efforts to cause the Settlement Shares to be listed on the NYSE and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE, it being understood that the Agents and the Forward Sellers shall not be obligated to effect any sales of Shares in an amount exceeding the number of Settlement Shares that have been approved for listing on the NYSE.

(t) The Company will not (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) bid for or purchase, or pay any person (other than as contemplated by the provisions of this Agreement) any compensation for, soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any security that is a “reference security” with respect to the Common Stock of the Company (within the meaning of Regulation M under the 1934 Act) other than as contemplated by the provisions of this Agreement, in each case, during any “restricted period” within the meaning of Regulation M under the 1934 Act. In connection with entering into any Master Confirmation, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to shares of Common Stock concurrently with (or shortly before or after) entering into such Master Confirmation for tax avoidance purposes. For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

(u) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(v) The Company will cooperate timely with any reasonable due diligence review conducted by the Agents, the Forward Purchasers, the Forward Sellers or their counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s offices, at such times as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request. If the Agents, the Forward Purchasers and the Forward Sellers shall so request of one of the senior corporate officers of the Company specified in Exhibit B by 3:00 p.m. Eastern Time on any business day, the Company shall either (i) make available one or more senior corporate officers of the Company for interview due diligence at 9:00 a.m. Eastern Time on the next following business day or (ii) direct the applicable Agent to cease offers and sales of the Shares until such time as such senior corporate officer or officers of the Company shall be made available for such purposes. Further, the Company shall make available a Senior Vice President (or other senior corporate officer reasonably acceptable to the Agents, the Forward Purchasers and the Forward Sellers) and counsel of the Company for interview due diligence at 9:00 a.m. Eastern Time on the 15th calendar day of the third month of each fiscal quarter of the Company.

(w) The Company represents and agrees that, unless it obtains the prior consent of the Designated Agent, the Designated Forward Purchasers and the Designated Forward Seller, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the applicable Agents, Forward Purchasers and Forward Sellers is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(x) The Company agrees that it will not claim that any Agent, any Forward Purchaser or any Forward Seller rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 4. Conditions of Agents’ and Forward Sellers’ Obligations. The obligations of the Agents and the Forward Sellers hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof and as of each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date, Applicable Time and Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions precedent:

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the 1933 Act or the 1933 Act Regulations or proceedings initiated under Section 8(d) or 8(e) of the 1933 Act and no order directed at any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the parties hereto of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, and the General Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Company shall have filed the Prospectus, and any amendments and supplements thereto, with the Commission (including the information required by Rule 430B) in the manner and within the time period required by the 1933 Act and the 1933 Act Regulations, and any post-effective amendment thereto containing the information required by Rule 430B shall have become effective and (v) all material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433.

(b) In the judgment of the applicable Agent(s), the Forward Purchaser(s) or the Forward Seller(s), there shall not have occurred any Material Adverse Effect.

(c) The Company shall cause to be furnished to the Agents, the Forward Purchasers and the Forward Sellers, on every date specified in Section 3(n) hereof (except as provided in the last sentence of Section 3(n)), the opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, or other counsel reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers, addressed to the Agents, the Forward Purchasers and the Forward Sellers, dated as of such date, in form reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers and their counsel, substantially in the form of Exhibit C-1 and Exhibit C-2 attached hereto.

(d) The Company shall cause to be furnished to the Agents and the Forward Sellers, on every date specified in Section 3(o) hereof (except as provided in the last sentence of Section 3(o)), from PricewaterhouseCoopers LLP (and any other independent registered public accounting firm whose report is incorporated by reference into the Registration Statement), letters dated the date of delivery thereof and addressed to the Agents and the Forward Sellers in form and substance satisfactory to the Agents and the Forward Sellers and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement.

(e) The Company shall furnish to the Agents, the Forward Purchasers and the Forward Sellers, on each date specified in Section 3(m) hereof (except as provided in the last sentence of Section 3(m)), a certificate of two of its executive officers to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the date of such certificate (the “Certificate Date”), (ii) the Company shall have performed such of its obligations under this Agreement as are to be performed at or before each such Certificate Date and (iii) the conditions set forth in paragraphs (a) and (b) of this Section 4 have been met.

(f) On the date hereof, the Agents, the Forward Purchasers and the Forward Sellers shall have received the opinion of Sidley Austin LLP, or other counsel reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers, dated the date hereof and addressed to the Agents, the Forward Purchasers and the Forward Sellers in form and substance reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers. On every date specified in Section 3(n) hereof, the Agents, the Forward Purchasers and the Forward Sellers shall have received a negative assurance letter of Sidley Austin LLP, or other counsel reasonably satisfactory to the Agents, dated as of such date, in form and substance satisfactory to the Agents, the Forward Purchasers and the Forward Sellers.

(g) All filings with the Commission required by Rule 424 of the 1933 Act Regulations to have been filed by each Applicable Time or related Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(h) The Settlement Shares shall have been approved for listing on the NYSE, subject to official notice of issuance. The Agents acknowledge that as of the date of this Agreement, 8,333,333 shares of Common Stock have been approved for listing on the NYSE.

(i) The Company shall have furnished to the Agents, the Forward Purchasers and the Forward Sellers such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the General Disclosure Package as of each Settlement Date as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request.

(j) The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(k) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(l) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which an Agent, a Forward Purchaser or a Forward Seller objects in writing.

(m) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the later of the time of execution of this Agreement and the most recent Applicable Time, there shall not have occurred any downgrading, nor shall any notice, announcement or written indication have been given or made of any intended or potential downgrading in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) of the 1933 Act Regulations.

Section 5. Indemnification.

(a) Indemnification of Agents, Forward Purchasers and Forward Sellers. The Company agrees to indemnify and hold harmless each Agent, each Forward Purchaser, each Forward Seller, each of their directors, officers, employees and agents, and each person, if any, who controls such Agent, such Forward Purchaser or such Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by such Agent, such Forward Purchaser or such Forward Seller), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Information.

(b) Indemnification of Company, Directors and Officers. Each Agent and each Forward Seller, severally and not jointly, agree to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent or Forward Seller expressly for use therein. The Company acknowledges that (i) the statements set forth in the third sentence of the second paragraph under the caption “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement concerning transactions that stabilize the Common Stock and (ii) the Agents’ and Forward Sellers’ names on the front cover page of the Prospectus Supplement, on the back cover page of the Prospectus and under the caption “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Agents and the Forward Sellers for inclusion in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) (the “Agent Information”).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 5(a) above, counsel to the indemnified parties shall be selected by the applicable Agent(s), Forward Purchaser(s) and Forward Seller(s) and, in the case of parties indemnified pursuant to Section 5(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 or Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e) Additional Liability. The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of the Agents, the Forward Purchasers and the Forward Sellers and to each person, if any, who controls the Agents, the Forward Purchasers or the Forward Sellers within the meaning of the 1933 Act and each broker-dealer affiliate of the Agents and the Forward Sellers; and the obligations of the Agents, the Forward Purchasers and the Forward Sellers under this Section 5 shall be in addition to any liability which the Agents and the Forward Sellers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

Section 6. Contribution. If the indemnification provided for in Section 5 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agent(s), Forward Purchaser(s) and Forward Seller(s) on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the applicable Agent(s), the applicable Forward Purchaser(s) or the applicable Forward Seller(s) on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the applicable Agent(s), Forward Purchaser(s) and Forward Seller(s) on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the Net Proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of the applicable Master Confirmation assuming that the aggregate amount payable by the applicable Forward Purchaser under the applicable Master Confirmation is equal to the aggregate amount of the Net Proceeds realized upon the sale of the Shares) and (ii) the aggregate proceeds received by the applicable Agent(s), Forward Purchaser(s) and Forward Seller(s) from the sale of the Shares less the aggregate Net Proceeds.

The relative fault of the Company on the one hand and the applicable Agent(s), the Forward Purchaser(s) or the Forward Seller(s) on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent(s), the Forward Purchaser(s) and the Forward Seller(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 6, none of the Agents, the Forward Purchasers and the Forward Sellers shall be required to contribute any amount in excess of (i) in the case of a Direct Sale, the total compensation received by the applicable Agent in connection with the sale of Shares on behalf of the Company and (ii) in the case of a Forward Sale, the total compensation received by the applicable Forward Seller in connection with the sale of Shares on behalf of the related Forward Purchaser or the Company.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 6, the person, if any, who controls an Agent, Forward Purchaser or Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and such Agent’s, Forward Purchaser’s or Forward Seller’s affiliates shall have the same rights to contribution as such Agent, Forward Purchaser or Forward Seller, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 7. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Agents and the Forward Sellers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents and the Forward Sellers or any controlling person of the Agents and the Forward Sellers, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through an Agent or Forward Seller, as the case may be, then Section 3(q) shall remain in full force and effect notwithstanding such termination, (ii) with respect to any pending sale through an Agent or Forward Seller, as the case may be, the obligations of the Company, including in respect of compensation of such Agent or Forward Seller, shall remain in full force and effect notwithstanding such termination and (iii) the provisions of Section 1, Section 3(i), Section 5, Section 6 and Section 10 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Any Agent, Forward Purchaser or Forward Seller shall have the right, by giving written notice as hereinafter specified, to terminate as to itself, this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 3(i), Section 5, Section 6 and Section 10 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Section 8(a) or (b) above or otherwise by mutual agreement of the parties or upon settlement of the sale of all the Shares in the aggregate in one or more offerings; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 3(i), Section 5, Section 6 and Section 10 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Purchasers and the Forward Sellers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(i) hereof.

(e) Any Agent, Forward Purchaser or Forward Seller may terminate a Terms Agreement by notice given by it to the Company, if after the execution and delivery of such agreement and prior to any Settlement Date (as defined in the Terms Agreement) (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the NYSE, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis that, in the judgment of such Agent, Forward Seller or Forward Purchaser, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in such Agent’s, Forward Seller’s or Forward Purchaser’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

Section 9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and delivered by hand, overnight courier, e-mail or facsimile and, if to the Agents and the Forward Sellers, it shall be sufficient in all respects if delivered or sent to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of Syndicate Department (email: [***]), with a copy to ECM Legal (email: [***]); Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013; J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal, Facsimile: [***], Email: [***]; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Capital Markets (Facsimile: [***]; Email: [***]); Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: [***]); if to the Forward Purchasers, it shall be sufficient in all respects if delivered or sent to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB; Bank of America, N.A., One Bryant Park, 8th Fl., New York, New York 10036, Email: [***]; Citibank, N.A., 390 Greenwich Street, New York, New York 10013; JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, EDG Marketing Support, E-mail: [***], [***], with a copy to: Attention: Sanjeet Dewal, E-mail: [***]; Royal Bank of Canada, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Capital Markets (Facsimile: [***]; Email: [***]); Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: [***]); if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 777 South Flagler Drive, West Palm Beach, Florida 33401, Attention: Chief Financial Officer, with a copy to the Company at 600 Hale Street, P.O. Box 1000, Prides Crossing, Massachusetts 01965, Attention: General Counsel. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 10. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent, Forward Purchaser or Forward Seller is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Purchaser or Forward Seller of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent, Forward Purchaser or Forward Seller is a Covered Entity and it or a BHC Act Affiliate of such Agent, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Agent, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

(c) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 11. Parties. The Agreement herein set forth has been and is made solely for the benefit of the Agents, the Forward Purchasers and the Forward Sellers and the Company and to the extent provided in Section 5 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators; provided, that any Agent or Forward Seller may, upon notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by such Agent or Forward Seller to which all or substantially all of such Agent’s or Forward Seller’s investment banking or related business may be transferred following the date of this Agreement. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Agent) shall acquire or have any right under or by virtue of this Agreement.

Section 12. Adjustments For Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

Section 13. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309) and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 14. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 15. Waiver of Jury Trial. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 17. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 18. Successors and Assigns.

(a) This Agreement shall be binding upon each Agent, Forward Purchaser, Forward Seller and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and such Agent’s, Forward Purchaser’s or Forward Seller’s respective businesses and/or assets.

(b) In the event that an entity acting as Forward Purchaser (the “Previous Forward Purchaser”) is replaced as a party hereunder by its affiliate (the “New Forward Purchaser”), then, from the date of such transfer/assignment, the New Forward Purchaser shall for all purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser).

Section 19. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 20. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

[Remainder of this page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Purchasers, the Forward Sellers and the Company in accordance with its terms.

Very truly yours,

Affiliated Managers Group, Inc.

By:	/s/ Dava E. Ritchea
Name: Dava E. Ritchea
Title: Chief Financial Officer

ACCEPTED as of the date first above written

BARCLAYS CAPITAL INC.

In its capacity as Agent and Forward Seller

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

ACCEPTED as of the date first above written

BARCLAYS BANK PLC

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Faiz Khan
Name: Faiz Khan
Title: Authorized Signatory

ACCEPTED as of the date first above written

BOFA SECURITIES, INC.

In its capacity as Agent and Forward Seller

By:	/s/ Richard H. Klein
Name: Richard H. Klein
Title: Managing Director

ACCEPTED as of the date first above written

BANK OF AMERICA, N.A.

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director

ACCEPTED as of the date first above written

CITIGROUP GLOBAL MARKETS INC.

In its capacity as Agent and Forward Seller

By:	/s/ Hamish Summerfield
Name: Hamish Summerfield
Title: Vice President

ACCEPTED as of the date first above written

CITIBANK, N.A.

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

ACCEPTED as of the date first above written

J.P. MORGAN SECURITIES LLC

In its capacity as Agent and Forward Seller

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

ACCEPTED as of the date first above written

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

In its capacity as Agent and Forward Seller

By:	/s/ Peter Spinelli
Name: Peter Spinelli
Title: Managing Director

ACCEPTED as of the date first above written

ROYAL BANK OF CANADA

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Peter Spinelli
Name: Peter Spinelli
Title: Managing Director

ACCEPTED as of the date first above written

WELLS FARGO SECURITIES, LLC

In its capacity as Agent and Forward Seller

By:	/s/ Jaime Cohen
Name: Jaime Cohen
Title: Managing Director

ACCEPTED as of the date first above written

WELLS FARGO BANK, NATIONAL ASSOCIATION

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director

Schedule I

Affiliated Managers Group, Inc.

Shares of Common Stock

(par value $0.01 per share)

TERMS AGREEMENT

[[-] and [-]]

(each a “Manager” and, collectively, the “Managers”)

Ladies and Gentlemen:

Affiliated Managers Group, Inc., a Delaware corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Equity Distribution Agreement, dated as of March 7, 2025 (the “Sales Agreement”), among Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each, an “Agent” and, collectively, the “Agents”) and the other parties thereto to issue and sell to the Agent[s] as principal[s] for resale, the shares of Common Stock specified in Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Agent[s] the option to purchase the additional shares of Common Stock specified in Schedule A hereto (the “Option Securities” and, together with the Initial Securities, the “Securities”)]*,[in each case]* on the terms specified in Schedule A hereto. In addition, under no circumstances shall any shares with respect to which the Agent[s] acts as principal[s] pursuant to this Terms Agreement be offered or sold by the Agent[s] at an initial offering price lower than the initial offering price set forth on Schedule A hereto. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Agent[s] to purchase up to an additional [ ] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Agent[s] to the Company setting forth the number of Option Securities as to which the Agent[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Agent[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). For purposes of clarity, the parties hereto agree that the opinions and letter of counsel, officers’ certificate and accountants’ letter referred to in Sections 4(c), 4(d), 4(e) and 4(f) of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the [Initial] Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Agent[s] and the Company, at 9:00 A.M. (New York City time) on the first (or second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Agent[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

[In addition, in the event that any or all of the Option Securities are purchased by the Agent[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Agent[s] and the Company, on each Date of Delivery as specified in the notice from the Agent[s] to the Company.]1

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Agent[s] for [its][their] own account[s] for the Securities to be purchased by it.

Each of the provisions of the Sales Agreement not related solely to the Agents, as agent[s] of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Applicable Time and [the Settlement Date] [any Date of Delivery]*.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

[1]	Include only if the Agent has an option to purchase additional shares of Common Stock from the Company.

Very truly yours,

Affiliated Managers Group, Inc.

By:
Name:
Title:

ACCEPTED as of the date first above written

BARCLAYS CAPITAL INC.

In its capacity as Agent and Forward Seller

By:
Name:
Title:

ACCEPTED as of the date first above written

BARCLAYS BANK PLC

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:
Name:
Title:

ACCEPTED as of the date first above written

BOFA SECURITIES, INC.

In its capacity as Agent and Forward Seller

By:
Name:
Title:

ACCEPTED as of the date first above written

BANK OF AMERICA, N.A.

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:
Name:
Title:

ACCEPTED as of the date first above written

CITIGROUP GLOBAL MARKETS INC.

In its capacity as Agent and Forward Seller

By:
Name:
Title:

ACCEPTED as of the date first above written

CITIBANK, N.A.

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:
Name:
Title:

ACCEPTED as of the date first above written

J.P. MORGAN SECURITIES LLC

In its capacity as Agent and Forward Seller

By:
Name:
Title:

ACCEPTED as of the date first above written

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:
Name:
Title:

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

In its capacity as Agent and Forward Seller

By:
Name:
Title:

ACCEPTED as of the date first above written

ROYAL BANK OF CANADA

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:
Name:
Title:

ACCEPTED as of the date first above written

WELLS FARGO SECURITIES, LLC

In its capacity as Agent

By:
Name:
Title:

ACCEPTED as of the date first above written

WELLS FARGO BANK, NATIONAL ASSOCIATION

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:
Name:
Title:

Schedule A to Terms Agreement

Title of [Initial] Securities [and Additional Option Securities]:

Common Stock, par value $0.01 per share

Number of Shares of [Initial] Securities:

[ ]

[Number of Shares of [Option] Securities:]

[ ]

[Price to Public:]

[ ]

Purchase Price by [   ]:

[ ]

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To [ ] account, or the account of [ ]’ designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[ ], 20[  ]

[Lockup:]

[ ]

Schedule II

Affiliated Managers Group, Inc.

Shares of Common Stock

(par value $0.01 per share)

[TERMS AGREEMENT]

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Bank PLC 5 The North Colonnade Canary Wharf, London E14 4BB

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Citibank, N.A. 390 Greenwich Street New York, New York 10013

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179

RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281

Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001	Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001

Ladies and Gentlemen:

References are made to the Equity Distribution Agreement, dated as of March 7, 2025 (the “Sales Agreement”), among Affiliated Managers Group, Inc., a Delaware corporation (the “Company”), Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each, an “Agent” and, collectively, the “Agents”), Barclays Bank PLC, Bank of America, N.A., Citibank, N.A. JPMorgan Chase Bank, National Association, Royal Bank of Canada and Wells Fargo Bank, National Association (each, a “Forward Purchaser” and, collectively, the “Forward

Purchasers”), and Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each, a “Forward Seller” and, collectively, the “Forward Sellers”) and the related Master Confirmation, dated as of March 7, 2025 (the “Master Confirmation”), between the Company and [ ]. In connection with the Forward Sale (as defined in the Sales Agreement) of [ ] shares (the “Securities”) of common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Master Confirmation and the Sales Agreement, the Company, the Forward Purchaser and the Forward Seller agree, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Sales Agreement, to supplement the terms of the Forward Sale as specified in the Master Confirmation with Schedule A hereto. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement and the Master Confirmation. Any representations, warranties, covenants or other obligations or provisions contained in the Sales Agreement for the benefit of the Forward Purchaser and the Forward Seller, other than any related solely to the Agent as agent to the Company, are incorporated herein by reference in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein, and shall also inure to the benefit of the Forward Purchaser and Forward Seller in connection herewith. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement.

For purposes of clarity, the parties hereto agree that the opinions and letter of counsel, officers’ certificate and accountants’ letter referred to in Sections 4(c), 4(d), 4(e) and 4(f) of the Sales Agreement are required to be delivered by or on behalf of the Company on the date of this [Terms Agreement][Terms Agreement (only with respect to the accountants’ letter) and the settlement of the resales by the Forward Seller] to the parties hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Forward Purchaser, the Forward Seller and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Affiliated Managers Group, Inc.

By:
Name:
Title:

ACCEPTED as of the date first above written

BARCLAYS CAPITAL INC.

In its capacity as Forward Seller

By:
Name:
Title:

ACCEPTED as of the date first above written

BARCLAYS BANK PLC

In its capacity as Forward Purchaser

By:
Name:
Title:

ACCEPTED as of the date first above written

BOFA SECURITIES, INC.

In its capacity as Forward Seller

By:
Name:
Title:

ACCEPTED as of the date first above written

BANK OF AMERICA, N.A.

In its capacity as Forward Purchaser

By:
Name:
Title:

ACCEPTED as of the date first above written

CITIGROUP GLOBAL MARKETS INC.

In its capacity as Forward Seller

By:
Name:
Title:

ACCEPTED as of the date first above written

CITIBANK, N.A.

In its capacity as Forward Purchaser

By:
Name:
Title:

ACCEPTED as of the date first above written

J.P. MORGAN SECURITIES LLC

In its capacity as Forward Seller

By:
Name:
Title:

ACCEPTED as of the date first above written

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

In its capacity as Forward Purchaser

By:
Name:
Title:

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

In its capacity as Forward Seller

By:
Name:
Title:

ACCEPTED as of the date first above written

ROYAL BANK OF CANADA

In its capacity as Forward Purchaser

By:
Name:
Title:

ACCEPTED as of the date first above written

WELLS FARGO SECURITIES, LLC

In its capacity as Forward Seller

By:
Name:
Title:

ACCEPTED as of the date first above written

WELLS FARGO BANK, NATIONAL ASSOCIATION

In its capacity as Forward Purchaser

By:
Name:
Title:

Schedule A to Terms Agreement

Title of Securities:

Common Stock, par value $0.01 per share

Number of Shares of Securities:

[ ]

[Price to Public:]

[ ]

[Price to Forward Seller:]

[Dividend/Distribution Schedule:]

[Ex-Dividend Date(s) for Dividend(s)/Distribution(s):]

[Initial Forward Price:]

[Discount to Initial Forward Price:]

[Forward Price Reduction Date(s):]

[Forward Price Reduction Amount(s):]

[Lockup:]

[ ]

Exhibit A

FORM OF MASTER CONFIRMATION

DATE:	March 7, 2025

TO:	Affiliated Managers Group, Inc.
777 South Flagler Drive
West Palm Beach, FL 33401
Attention: Dava E. Ritchea

FROM:	[ ]

SUBJECT:	Registered Forward Transactions

The purpose of this letter agreement (this “Master Confirmation”) is to set forth the terms and conditions of one or more transactions (each, a “Transaction”) to be entered into between [   ] (“Dealer”)[, through its agent [*],] and Affiliated Managers Group, Inc. (“Counterparty”). Each such Transaction entered into between Dealer and Counterparty that is subject to this Master Confirmation shall be evidenced by (i) one or more instructions (each, an “Instruction”) pursuant to Section 2(b) of the Distribution Agreement (as defined below) (an “Agency Forward”) or a terms agreement (the “Terms Agreement”) pursuant to Section 2(l) of the Distribution Agreement (a “Block Forward”) and (ii) with respect to an Agency Forward, a pricing supplement substantially in the form of Annex A hereto (a “Pricing Supplement”), each with such modifications as to which Dealer and Counterparty mutually agree. This Master Confirmation, an Instruction or a Terms Agreement and a Pricing Supplement, if any, together shall constitute a “Confirmation” for the purposes of the Agreement specified below. This Master Confirmation, each Instruction, Terms Agreement, Pricing Supplement and the Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter and terms of the Transactions and supersede all prior or contemporaneous written and oral communications with respect thereto.

[Dealer is not a member of the Securities Investor Protection Corporation. Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into each Confirmation, including this Master Confirmation. For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transactions to which this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, relate on the terms and conditions set forth below.

This Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, evidence a complete and binding agreement between Dealer and Counterparty as to the terms of each Transaction to which this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, relate. This Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, together with all other Confirmations of Equity Contracts (as defined in “Netting and Set-off” below), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule except for the election of United States dollars (“USD”) as the Termination Currency and such other elections set forth in this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any).

If, in relation to any Transaction to which this Master Confirmation, an Instruction or a Terms Agreement, as applicable, and the Pricing Supplement, if any, relate, there is any inconsistency between the Agreement, this Master Confirmation, such Instruction or Terms Agreement and any such Pricing Supplement and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) any such Pricing Supplement; (ii) such Instruction or Terms Agreement; (iii) this Master Confirmation; (iv) the Equity Definitions; and (v) the Agreement. The parties hereby agree that, other than the Transactions to which this Master Confirmation, all Instructions or Terms Agreements and Pricing Supplements, if any, relate and any other Equity Contract, no other Transaction shall be governed by the Agreement. The parties also acknowledge that the Transactions to which this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, relate are not governed by, and shall not be treated as Transactions under, any other ISDA Master Agreement entered into between Dealer and Counterparty from time to time.

The terms of each Transaction to which this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, relate are as follows:

General Terms:

Trade Date:	For each: (i) Agency Forward, the date specified as the Trade Date in the Instruction for such Transaction, and (ii) Block Forward, the date of the Terms Agreement for such Transaction.

Effective Date:	The first day occurring on or after the applicable Trade Date on which Shares are sold through [ ] acting as forward seller (when acting in such capacity, the “Distribution Agent”) pursuant to a “Forward Sale” under the Equity Distribution Agreement dated as of March 7, 2025 between Counterparty, Dealer, the Distribution Agent and the other parties thereto, as may be amended or supplemented from time to time (the “Distribution Agreement”).

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “AMG”)

Number of Shares:	For each: (i) Agency Forward, the aggregate number of Shares sold through the Distribution Agent pursuant to a “Forward Sale” under the Distribution Agreement in relation to all Instructions for such Transaction, and (ii) Block Forward, as set forth in the Terms Agreement for such Transaction; provided that, in each case above, on each Settlement Date, the Number of Shares for such Transaction shall be reduced by the number of Settlement Shares settled on such date.

Hedge Completion Date:

For each Agency Forward, the earliest of (i) the date specified in writing as the Hedge Completion Date in the Instruction for such Transaction by Counterparty, (ii) any Settlement Date for such Transaction and (iii) the last Scheduled Trading Day of the calendar quarter in which the Trade Date for such Transaction occurs. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a Pricing Supplement specifying for the relevant Transaction the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.

For each Block Forward, the Effective Date for such Transaction.

Initial Forward Price:

For each:

(a)   Agency Forward, the product of: (i) the volume weighted average price at which the Shares are sold through the Distribution Agent pursuant to a “Forward Sale” under the Distribution Agreement in relation to all Instructions in relation to such Transaction and (ii) 1 minus the Discount, adjusted by the Calculation Agent to (x) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day (which, for the avoidance of doubt, shall be based on sales of such Shares that have settled) and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date; and

(b) Block Forward, as set forth in the Terms Agreement for such Transaction.

Forward Price:

For each Transaction:

(a)   on the Hedge Completion Date, the Initial Forward Price; and

(b)   on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day;

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date; provided, further, that if in respect of an Agency Forward, the first Forward Price Reduction Date occurs prior to the Hedge Completion Date, only the Forward Price with respect to the number of Shares equal to the Number of Shares as of such first Forward Price Reduction Date shall be reduced by the Forward Price Reduction Amount for such first Forward Price Reduction Date and the Forward Price with respect to the number of Shares equal to the Number of Shares minus such number of Shares reduced by the first Forward Price Reduction Amount shall not be so reduced.

Discount:	For each Agency Forward, as set forth in the Instruction for such Transaction.

Daily Rate:	For any day, (i)(a) Overnight Bank Funding Rate for such day, minus (b) the Spread, divided by (ii) 365.

Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no such rate appears for a particular day on such page, then the rate for the immediately preceding day for which a rate does appear shall be used for such day.

Spread:	75 basis points

Forward Price Reduction Dates:	For each Transaction, as set forth in the latest Instruction or the Terms Agreement for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date in the latest Instruction or Terms Agreement for such Transaction.

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent).

Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the applicable Final Date that is either:

(a)   designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) delivered to Dealer no less than (i) one Scheduled Trading Day prior to such Settlement Date and five Scheduled Trading Days prior to such Final Date, if Physical Settlement applies, and (ii) five Scheduled Trading Days prior to such Settlement Date, which may be such Final Date, if Cash Settlement or Net Stock Settlement applies; provided that if Cash Settlement or Net Stock Settlement applies, any Settlement Date, including a Settlement Date on the scheduled Final Date, shall be deferred until the date on which Dealer (or its affiliate) is able to completely unwind Dealer’s hedge with respect to the portion of the Number of Shares to be settled if Dealer (or its affiliate) is unable to completely unwind Dealer’s hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period due to the restrictions of Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) agreed to hereunder, the existence of any Suspension Day or Disrupted Day or the lack of sufficient liquidity in the Shares during the Unwind Period (as determined by the Calculation Agent); provided, further, that if Dealer (or its affiliate) shall fully unwind Dealer’s hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b)   designated by Dealer as a Settlement Date pursuant to the “Acceleration Events” provisions below;

provided that in each case the applicable Final Date will be a Settlement Date if on such date the applicable Number of Shares for which a Settlement Date has not already been designated is greater than zero; provided, further, that if any Settlement Date specified above is not an Exchange Business Day, the Settlement Date shall instead be the next Exchange Business Day; and provided, further, that, following the occurrence of at least three consecutive Suspension Days during an Unwind Period and while such Suspension Days are continuing, Dealer may designate any subsequent Exchange Business Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer (or its affiliate) has determined an Unwind Purchase Price during such Unwind Period (such Settlement Date, a “Partial Settlement Date”), it being understood that (x) other than in the case of a Rule 10b-18 Unavailability Period (as defined below), the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Suspension Day and (y) in the case of a Rule 10b-18 Unavailability Period, the remainder of such Settlement Shares shall be treated as if Counterparty had not designated a Settlement Date with respect thereto and Counterparty shall be entitled to designate another Settlement Date in accordance with the terms hereof (or, if the Final Date has passed, Counterparty shall be deemed to have designated in a Settlement Notice a Settlement Date of the Scheduled Trading Day immediately following the related Partial Settlement Date with respect to such remainder of such Settlement Shares, and Physical Settlement shall apply to such Settlement Date).

Final Date:	For each: (i) Agency Forward, the first anniversary of the Hedge Completion Date (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day), and (ii) Block Forward, the first anniversary of the Trade Date (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Settlement Shares:

(a)   With respect to any Settlement Date other than the Final Date, the number of Shares designated or deemed designated as such by Counterparty in the relevant Settlement Notice or designated pursuant to the “Acceleration Events” provisions below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the applicable Number of Shares at that time and (ii) be at least equal to the lesser of 100,000 and such Number of Shares at that time; and

(b)   with respect to the Settlement Date on the Final Date, a number of Shares equal to the applicable Number of Shares at that time;

in each case with the applicable Number of Shares determined taking into account pending Settlement Shares for the relevant Transaction.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Stock Settlement, at the election of Counterparty, in its sole discretion, as set forth in a Settlement Notice; provided that if Counterparty elects Cash Settlement or Net Stock Settlement, it shall be deemed to have repeated the representations contained under “Securities Laws Representations and Agreements” below; provided, further, that if no election is made by Counterparty, Physical Settlement shall apply. The parties hereto acknowledge that Counterparty cannot be obligated to settle any Transaction by cash payment unless Counterparty elects Cash Settlement.

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the applicable Forward Price in effect on the relevant Settlement Date and (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to: (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer (or its affiliate) purchases Shares during the Unwind Period to unwind Dealer’s hedge (or, if Net Stock Settlement applies, to unwind all or a portion of Dealer’s hedge, including any purchases of Shares for delivery to Counterparty, in each case as determined by Dealer) with respect to the portion of the applicable Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Suspension Day or Disrupted Day in part), taking into account the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, plus USD 0.02, multiplied by (ii) the Settlement Shares.

Net Stock Settlement:	On any Settlement Date in respect of which Net Stock Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver through the Clearance System a number of Shares to Counterparty equal to the Net Stock Settlement Shares, or (ii) negative number, Counterparty shall deliver through the Clearance System a number of Shares to Dealer equal to the Net Stock Settlement Shares; provided that if Dealer determines in its good faith judgment that it would be required to deliver Net Stock Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Stock Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Stock Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the applicable Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	For each Transaction, the period from and including the first Exchange Business Day following the date Counterparty elects Cash Settlement or Net Stock Settlement in respect of a Settlement Date for such Transaction through the Scheduled Trading Day preceding such Settlement Date (as such date may be changed by Dealer as described in the first proviso in clause (a) of the definition of Settlement Date above and provided that Dealer may truncate any Unwind Period pending (and reduce the Settlement Shares for such Unwind Period to the portion thereof, if any, for which Dealer (or its affiliate) has determined an Unwind Purchase Price) at the time Dealer designates a Settlement Date pursuant to the “Acceleration Events” provisions below, effective upon such designation).

Failure to Deliver:	Applicable

Suspension Day:	Any day on which Dealer determines, based on the advice of outside counsel of national standing, that Cash Settlement or Net Stock Settlement may violate applicable securities laws or cause Dealer (or its affiliates) to not be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer (or its affiliates) or that the safe harbor provided by Rule 10b-18 would be unavailable by virtue of the exclusions from the definition of “Rule 10b-18 purchase” under clauses (i) or (iv) thereof (the period of unavailability, a “Rule 10b-18 Unavailability Period”). Dealer shall promptly notify Counterparty if it receives such advice from its counsel.

Share Cap:	Except as provided under “Private Placement and Registration Procedures” below, in no event will Counterparty be required to deliver to Dealer (or its affiliate) on any Settlement Date, whether pursuant to Physical Settlement, Net Stock Settlement, any Private Placement Settlement or any Registration Settlement, a number of Shares in excess of (i) the applicable Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Master Confirmation or the Equity Definitions, minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer (or its affiliate) under the applicable Transaction prior to such Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

New Shares:	In the definition of New Shares in Section 12.1(i) of the Equity Definitions, the text in (i) shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors)”.

Consequences of Merger Events:

(a) Share-for-Share:	Cancellation and Payment

(b) Share-for-Other:	Cancellation and Payment

(c) Share-for-Combined:	Cancellation and Payment

Tender Offer:	Applicable

Consequences of Tender Offers:

(a) Share-for-Share:	Cancellation and Payment

(b) Share-for-Other:	Cancellation and Payment

(c) Share-for-Combined:	Cancellation and Payment

Composition of Combined Consideration:	Not Applicable

Nationalization, Insolvency or Delisting:	Cancellation and Payment

In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Determining Party:	For all applicable Extraordinary Events, Dealer; provided that all calculations, adjustments, specifications, choices and determinations by the Determining Party shall be made in good faith and in a commercially reasonable manner. The parties agree that they will work reasonably to resolve any disputes.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal or informal interpretation” and (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”. For the avoidance of doubt, “a materially increased cost in performing its obligations under such Transaction” includes any materially increased cost to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any Hedge Positions.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions is hereby amended by (A) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and (B)(1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C), (3) replacing in the penultimate sentence the words “either party” with “the Hedging Party” and (4) deleting clause (X) in the final sentence.

Initial Stock Loan Rate:	45 basis points per annum

Hedging Party:	Dealer or any affiliate of Dealer involved in hedging a Transaction.

Insolvency Filing:	Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the U.S. Bankruptcy Code in respect of the Issuer, each Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer.

Determining Party:	For all applicable Additional Disruption Events, Dealer; provided that all calculations, adjustments, specifications, choices and determinations by the Determining Party shall be made in good faith and in a commercially reasonable manner. The parties agree that they will work reasonably to resolve any disputes.

Acknowledgments:

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, obligations, privileges and remedies of Dealer under each Transaction, in whole or in part, to an affiliate of Dealer, or any entity sponsored or organized by, or on behalf of or for the benefit of, Dealer without the consent of Counterparty; provided that either (A) the long-term, unsecured and unsubordinated credit rating (“Credit Rating”) of the transferee or assignee (or any guarantor of its obligations under the transferred Transactions) is equal to or greater than the Credit Rating of Dealer, as specified by either S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors), at the time of such assignment, transfer or set over, or (B) such transferee’s or assignee’s obligations hereunder will be guaranteed by Dealer or Dealer’s ultimate parent entity pursuant to the terms of a customary guarantee in a form used by such guarantor generally for similar transactions. No later than promptly following any such assignment, transfer or set over, Dealer shall notify Counterparty as to whether the transfer, assignment or set over is pursuant to subclause (A) or subclause (B) above. In the event of any transfer or assignment of any rights, title and interest, powers, obligations, privileges and remedies of Dealer under any Transaction, the transferee or assignee shall assume and enter into all of the transferor’s covenants and representations under Sections 3(e), 3(f), 4(a)(i) and 4(a)(iii) of the Agreement or enter into new covenants and representations that are agreed by the other party under the Agreement, and the identity of the transferee or assignee shall be entered on the books and records maintained by each party or its respective agents.

Calculation Agent:	Dealer. All calculations and determinations by the Calculation Agent shall be made in good faith and in a commercially reasonable manner. The parties agree that they will work reasonably to resolve any disputes.

Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for payments to Counterparty:	To be furnished

(c) Account for payments to Dealer:	To be furnished

Offices:

The Office of Counterparty for each Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Dealer for each Transaction is: [New York] [Charlotte] [Toronto] [Inapplicable, Dealer is not a Multibranch Party.]

Notices:

For purposes of this Master Confirmation:

(a)	Address for notices or communications to Counterparty:

Affiliated Managers Group, Inc.

777 South Flagler Drive

West Palm Beach, FL 33401

Telephone: (800) 345-1100

Attention: Dava E. Ritchea

Email: [***]

(b)  Address for notices or communications to Dealer:

[   ]

Attention:  [   ]

Telephone:  [   ]

Facsimile:  [   ]

Email:    [   ]

Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Master Confirmation by e-mail.

Effectiveness; Distribution Agreement; Interpretive Letter:

Conditions to Effectiveness. Each Transaction shall be effective if and only if Shares are sold on or after the applicable Trade Date and on or prior to the applicable Hedge Completion Date through the Distribution Agent pursuant to a “Forward Sale” under the Distribution Agreement. If the Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the relevant Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Distribution Agreement Representations, Warranties and Covenants. On each Trade Date and on each date on which Dealer or its affiliates deliver a prospectus in connection with a sale to hedge a Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.

Interpretive Letter. Counterparty agrees and acknowledges that each Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for each Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

Agreements and Acknowledgments Regarding Shares:

(i)

Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer (or its affiliates) hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii)

Counterparty agrees and acknowledges that Dealer (or its affiliates) will hedge its exposure to each Transaction by selling Shares borrowed from third-party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or its affiliates) in connection with each Transaction may be used by Dealer (or its affiliates) to return to securities lenders without further registration under the Securities Act. Accordingly, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or its affiliates) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)

Counterparty has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Number of Shares for all Transactions, solely for the purpose of settlement under the Transactions.

(iv)

Unless the provisions set forth below under “Private Placement and Registration Procedures” are applicable, Dealer agrees to use or cause its affiliates to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans with respect to the Shares.

(v)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Stock Settlement of a Transaction, Dealer shall use its good faith efforts to comply, or cause compliance, with the provisions of Rule 10b-18 under the Exchange Act, taking into account any purchases under other Forward Contracts, as if such provisions were applicable to such purchases. “Forward Contract” shall mean any Transaction relating to Shares sold through the Distribution Agent pursuant to a “Forward Sale” under the Distribution Agreement and any similar transaction relating to Shares sold by an affiliate of Dealer pursuant to an underwriting agreement (or equivalent agreement).

Securities Laws Representations and Agreements:

(i)

Counterparty represents to Dealer on each Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement, Net Stock Settlement or Alternative Settlement under “Accounting Standards Codification 815-40; Alternative Settlement” below applies to a Transaction, that (a) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) it has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with a Transaction. In addition to any other requirement set forth herein, Counterparty agrees not to designate any Settlement Date or elect Alternative Settlement under “Accounting Standards Codification 815-40; Alternative Settlement” below if settlement in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(ii)

It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Stock Settlement by Counterparty for a Transaction, the purchase of Shares by Dealer (or its affiliates) during the related Unwind Period complies with the requirements of Rule 10b5-l(c)(l)(i)(B) under the Exchange Act and that this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, shall be interpreted to comply with the requirements of Rule 10b5-l(c).

Counterparty acknowledges that (a) during any Unwind Period, Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, and (b) Counterparty is entering into the Agreement and this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, in good faith (and with respect to each such document shall act in good faith) and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act.

Counterparty hereby agrees with Dealer that during any Unwind Period Counterparty shall not communicate, directly or indirectly, any Material Non-Public Information to any Equity Derivatives Group Personnel. For purposes of each Transaction, “Material Non-Public Information” means information relating to Counterparty or the Shares that (x) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Counterparty to its shareholders or in a press release, or contained in a public filing made by Counterparty with the Securities and Exchange Commission and (y) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. For purposes of each Transaction, “Equity Derivatives Group Personnel” means any employee of Dealer or its affiliates who effects purchases or sales of Shares in connection with this Master Confirmation.

(iii)

Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv)

During any Unwind Period, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made, and (c) promptly deliver to Dealer following the making of any such announcement information indicating (1) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (2) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v)

Neither Counterparty nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Stock Settlement of a Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty. Without limiting the foregoing, Counterparty may not elect Cash Settlement or Net Stock Settlement during a Rule 10b-18 Unavailability Period.

(vi)	Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii)	[Counterparty represents that the person(s) executing this Master Confirmation are duly authorized to act on behalf of Counterparty in connection with the entry of any Transaction.]

Miscellaneous:

Acceleration Events.

(i)

Stock Borrow Event. If in Dealer’s reasonable judgment, (a) Dealer (or its affiliate) is not able to hedge Dealer’s exposure under a Transaction because insufficient Shares are made available for borrowing by securities lenders or (b) Dealer (or its affiliate) would incur a cost to borrow (or to maintain a borrow of) sufficient Shares to hedge Dealer’s exposure under a Transaction that is equal to or greater than 300 basis points per annum per any Share (each of (a) and (b), a “Stock Borrow Event”), then Dealer shall be entitled to designate any Scheduled Trading Day prior to the date the applicable Number of Shares is first reduced to zero to be a Settlement Date for such Transaction, by providing Counterparty at least one Scheduled Trading Day’s notice prior to the relevant Settlement Date, and to designate the number of Settlement Shares for the relevant Settlement Date, which shall not exceed the number of Shares as to which the relevant Stock Borrow Event relates.

(ii)

Dividends. If on any day after a Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (a) any cash dividends: (x) with an ex-dividend date occurring prior to the ex-dividend date for such calendar quarter provided for in the applicable Instruction for such Transaction, or (y) the amount or value of which per Share (as determined by the Calculation Agent), when aggregated with the amount or value (as determined by the Calculation Agent) of any and all previous dividends with ex-dividend dates occurring in the same calendar quarter, exceeds the amount for such quarter provided in the latest Instruction for such Transaction or (b) share capital or other securities of another issuer acquired or owned

(directly or indirectly) by Counterparty as a result of a spin-off or similar transaction or (c) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined by Dealer, then for each affected Transaction Dealer shall be entitled to designate any Scheduled Trading Day prior to the date the applicable Number of Shares is first reduced to zero to be a Settlement Date for such Transaction, by providing Counterparty at least three Scheduled Trading Days’ notice prior to the relevant Settlement Date, and to designate the number of Settlement Shares for the relevant Settlement Date. For the avoidance of doubt, any amount calculated pursuant to this Acceleration Event shall not be adjusted by the value associated with such distribution, issue or dividend. Counterparty agrees that it will publicly announce any such distribution, issue or dividend at least five Scheduled Trading Days before the record date therefor.

(iii)

Stock Price Event. If at any time after a Trade Date the traded price per Share on the Exchange is less than or equal to 35% of the applicable Initial Forward Price, then for each affected Transaction Dealer shall be entitled at any time thereafter to designate one or more Scheduled Trading Days prior to the date the applicable Number of Shares is first reduced to zero to be a Settlement Date for such Transaction, by providing Counterparty at least ten Scheduled Trading Days’ notice prior to the relevant Settlement Date, and to designate the number of Settlement Shares for the relevant Settlement Date.

(iv)

Announcement of Merger Event. If on any day after a Trade Date, Counterparty announces any event that, if consummated, would constitute a Merger Event, then Counterparty shall notify Dealer of such occurrence within one Scheduled Trading Day after such occurrence and for each affected Transaction Dealer shall be entitled to designate any Scheduled Trading Day prior to the date the applicable Number of Shares is first reduced to zero to be a Settlement Date for such Transaction, by providing Counterparty at least one Scheduled Trading Day’s notice prior to the relevant Settlement Date, and to designate the number of Settlement Shares for the relevant Settlement Date.

(v)

ISDA Termination. In lieu of (a) designating an Early Termination Date as the result of an Event of Default or Termination Event, (b) terminating a Transaction and determining a Cancellation Amount as the result of an Additional Disruption Event, or (c) terminating a Transaction and determining an amount payable in connection with an Extraordinary Event to which Cancellation and Payment would otherwise be applicable, Dealer shall be entitled to designate for each affected Transaction any Scheduled Trading Day prior to the date the applicable Number of Shares is first reduced to zero to be a Settlement Date for such Transaction with respect to the applicable Number of Shares as the Settlement Shares.

(vi)

Termination Settlement. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, if a Settlement Date is designated by Dealer as the result of one of the foregoing sub-paragraphs (i) through (v), Physical Settlement shall apply to the relevant Settlement Shares.

Private Placement and Registration Procedures. If Counterparty notifies Dealer that it is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer notifies Counterparty that in its reasonable opinion any Shares to be delivered to Dealer (or its affiliate) by Counterparty may not be freely returned by Dealer (or its affiliate) to securities lenders as described under such sub-paragraph (ii), or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act (the date such notification is effective being the “Determination Date”), then Counterparty may elect to effect the delivery of any such Shares (the “Restricted Shares”) pursuant to either clause (i) or (ii) below, unless waived by Dealer, on the later of (A)(1) if Private Placement Settlement is applicable, the tenth Scheduled Trading Day following the Determination Date or (2) if Registration Settlement is applicable, the thirtieth calendar day following the Determination Date (or if such day is not a Clearance System Business Day, the next Clearance System Business Day), (B) the date such delivery would otherwise be due pursuant to the terms of this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, and (C) the Clearance System Business Day following notice by Dealer to Counterparty of the number of Shares to be delivered pursuant to these “Private Placement and Registration Procedures”; provided that if Counterparty does not so elect within three Scheduled Trading Days of the Determination Date, Counterparty shall be deemed to have elected clause (i) below.

(i)

If Counterparty is obligated to settle any Transaction with Restricted Shares (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer). The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer and its affiliates, due diligence rights (for Dealer, any affiliate designated by Dealer or any buyer of the Restricted Shares designated by Dealer or its affiliate), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer (or its affiliate) hereunder in a commercially reasonable manner to reflect the fact that (A) such Restricted Shares may not be freely returned to securities lenders by Dealer (or its affiliate) and may only be saleable by Dealer (or its affiliates) at a discount to reflect the lack of liquidity in Restricted Shares and (B) Dealer (or its affiliate) will incur carrying costs and other costs in connection with the unwind of Dealer’s hedge as it relates to such Private Placement Settlement; provided that for any Transaction in no event will Counterparty be required to deliver to Dealer (or its affiliate) a number of Restricted Shares in excess of (i) the applicable Initial Number of Shares multiplied by two, minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer (or its affiliate) under such Transaction prior to the date of such delivery (the “Maximum Delivery Amount”). If Dealer adjusts the amount of Restricted Shares, it shall provide Counterparty with a statement indicating in reasonable detail how such share adjustment was determined.

If Counterparty delivers any Restricted Shares in respect of a Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the “holding period” specified in Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(ii)

If Counterparty elects to settle a Transaction pursuant to this clause (ii) (a “Registration Settlement”), then Counterparty shall promptly (but in any event no later than the Scheduled Trading Day immediately prior to the date delivery of the Shares is due pursuant to the terms of these “Private Placement and Registration Procedures”) file and use its reasonable efforts to make effective under the Securities Act a registration statement or supplement or amend an outstanding registration statement in form and substance reasonably satisfactory to Dealer, to cover the resale of Restricted Shares (the “Registered Shares”) in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts, commissions, indemnities, due diligence rights, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to Dealer. If Dealer, in its reasonable discretion, is not satisfied with such procedures and documentation or if a Settlement Date is designated by Dealer pursuant to the “Acceleration Events” provisions above, Private Placement Settlement shall apply and Counterparty shall effect delivery of Restricted Shares by the tenth Scheduled Trading Day following notification from Dealer. In the case of a Registration Settlement, Dealer shall, in its good faith discretion, adjust the amount of Registered Shares to be delivered to Dealer (or its affiliate) under the relevant Transaction in a commercially reasonable manner to reflect the fact that Dealer (or its affiliate) will incur carrying costs and other costs in connection with the unwind of Dealer’s hedge as it relates to such Registered Settlement; provided that for any Transaction in no event will Counterparty be required to deliver to Dealer (or its affiliate) a number of Registered Shares in excess of the Maximum Delivery Amount for such Transaction. If Dealer adjusts the amount of Registered Shares, it shall provide Counterparty with a statement indicating in reasonable detail how such share adjustment was determined.

Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, the performance by the parties hereto of their respective obligations under any Transaction, any breach of any covenant or representation made by Counterparty in this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, or the Agreement or the consummation of the transactions contemplated hereby and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent resulting from Dealer’s gross negligence or willful misconduct.

Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Governing Law/Jurisdiction. This Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Designation by Dealer. Notwithstanding any other provision in this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

Accounting Standards Codification 815-40; Alternative Settlement. The parties hereby agree that all documentation with respect to a Transaction is intended to qualify such Transaction as an equity instrument for purposes of Accounting Standards Codification 815-40. If, subject to “Netting and Set-off” below, Counterparty owes Dealer any amount in connection with a Transaction pursuant to Section 12.7 or 12.9 of the Equity Definitions (except in the case of an Extraordinary Event in which the consideration or proceeds to be paid to holders of Shares as a result of such event consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the case of an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, other than (x) an Event of Default of the type described in Section 5(a)(iii), (v), (vi) or (vii) of the Agreement or (y) a Termination Event of the type described in Section 5(b)(i), (ii), (iii), (iv), or (v) of the Agreement that in the case of either (x) or (y) resulted from an event or events outside Counterparty’s control) (a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to satisfy any such Payment Obligation by delivery of Termination Delivery Units (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 a.m. and 4:00 p.m. New York time on the Closing Date, Early Termination Date or other date of termination or cancellation, as applicable (“Notice of Termination Delivery”). Upon Notice of Termination Delivery, Counterparty shall deliver to Dealer a number of Termination Delivery Units having a cash value equal to the amount of such Payment Obligation (such number of Termination Delivery Units to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner, taking into account whether the Termination Delivery Units so delivered are freely tradable). Settlement relating to any delivery of Termination Delivery Units pursuant to this provision shall occur within one Scheduled Trading Day. “Termination Delivery Unit” means (A) in the case of a Termination Event, an Event of Default or an Extraordinary Event (other than an Insolvency, Nationalization, Merger Event or Tender Offer), one Share or (B) in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer; provided that if such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Disclosure. Effective from the date of commencement of discussions concerning a Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, in its discretion, that such extension is reasonably necessary or appropriate to enable Dealer (or its affiliate) to effect purchases of Shares in connection with Dealer’s hedging activity hereunder or under any other Forward Contract in a manner that would, if Dealer (or its affiliate) were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements, as determined by Dealer based upon the advice of outside counsel of national standing.

Counterparty Share Repurchases. Counterparty agrees not to repurchase any Shares if, immediately following such purchase, the Number of Shares for all Transactions under this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, and all other Forward Contracts would be equal to or greater than 8.0% of the number of then-outstanding Shares or such lower number of Shares as Dealer notifies Counterparty would, in the reasonable judgment of outside counsel of national standing for Dealer, present legal or regulatory issues for Dealer or its affiliates.

Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, neither Dealer nor its affiliates shall be entitled to receive Shares hereunder (whether in connection with the purchase of Shares on any Settlement Date or otherwise) to the extent (but only to the extent) that such receipt would result in Dealer and its affiliates or any “group” of which Dealer (or its affiliates) is a part (i) directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Exchange Act or, if it would result in a higher percentage of beneficial ownership, the equivalent calculation for purposes of determining a ten percent beneficial owner under Section 16 of the Exchange Act) at any time in excess of 4.9% of the outstanding Shares or (ii) having direct or indirect ownership or control (for purposes of the Bank Holding Company Act of 1956, as amended) at any time in excess of 4.9% of the outstanding Shares. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Dealer and its affiliates or such a group directly or indirectly so beneficially owning or so owning or controlling in excess of 4.9% of the outstanding Shares. If any delivery owed to Dealer (or its affiliates) hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in Dealer and its affiliates or such a group directly or indirectly so beneficially owning or so owning or controlling in excess of 4.9% of the outstanding Shares.

Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act, as amended (the “CEA”), and the Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in the CEA.

Securities Act. Each of Dealer and Counterparty agrees and represents that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, or an “accredited investor” as defined under the Securities Act.

ERISA. Each of Dealer and Counterparty agrees and represents that the assets used in each Transaction (a) are not, as determined under Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), assets of any “plan” (as such term is defined in Section 4975 of the Code) subject to Section 4975 of the Code or any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA, and (b) do not constitute, as determined under Section 3(42) of ERISA, assets of an entity that is “benefit plan investor” (as such term is defined in Section 3(42) of ERISA).

Bankruptcy Status. Dealer acknowledges and agrees that this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

No Collateral. The parties acknowledge that none of the Transactions are secured by any collateral that would otherwise secure the obligations of Counterparty herein under or pursuant to the Agreement. Without limiting the generality of the foregoing, none of the Transactions will be considered to create obligations covered by any collateral credit support annex to the Agreement and will be disregarded for the purposes of calculating any exposures pursuant to any such annex.

Netting and Set-off. Dealer agrees not to set-off or net amounts due from Counterparty with respect to any Transaction against amounts due from Dealer to Counterparty under obligations other than Equity Contracts. Section 2(c) of the Agreement as it applies to payments due with respect to any Transaction shall remain in effect and is not subject to the first sentence of this provision. The parties agree that Section 6(f) of the Agreement is amended and restated to read as follows:

“(f) Upon the occurrence of an Event of Default or Termination Event with respect to Counterparty as the Defaulting Party or the Affected Party (“X”), Dealer (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X under an Equity Contract owed to Y (or any Affiliate of Y) (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) under an Equity Contract owed to X (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 6(f).

“Equity Contract” shall mean, for purposes of this Section 6(f), any Transaction relating to Shares sold through the Distribution Agent pursuant to a “Forward Sale” under the Distribution Agreement.

If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (a) Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), (b) any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after any Trade Date, (c) the enactment of WSTAA or any regulation under the WSTAA, (d) any requirement under WSTAA nor (e) an amendment made by WSTAA shall limit or otherwise impair either party’s rights to terminate, renegotiate, modify, amend or supplement this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Confirmation, each Instruction or Terms Agreement and the Pricing Supplement, if any, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Increased Cost of Stock Borrow or Illegality).

Tax Representations.

(i)	For the purpose of Section 3(e) of the Agreement, each party makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or any other payments of interest or penalty charges for late payment) to be made by it to the other party under the Agreement.

In making this representation, a party may rely on:

(i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement,

(ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and

(iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement;

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)	For the purpose of Section 3(f) of the Agreement:

(A)	Dealer makes the following representation(s):

[It is a national banking association organized and existing under the laws of the United States of America. It is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.] [(i) It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes. (ii) Each payment received or to be received by it in connection with this Master Confirmation will be effectively connected with its conduct of a trade or business in the United States.] [It is a national banking association organized or formed under the laws of the United States and is a United States resident for U.S. federal income tax purposes.] [(i) It is a bank organized under the laws of Canada and it is a corporation for U.S. federal income tax purposes. (ii) Each payment received or to be received by it in connection with this Master Confirmation, any Supplemental Confirmation or the Agreement is effectively connected with its conduct of a trade or business within the United States.]

(B)

Counterparty represents that it is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.

Withholding Tax Imposed on Payments to Non-US Counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in the preceding paragraph (i) of this Section (Tax Representations) and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, or any agreement entered into pursuant to Section 1471(b) of the Code (“FATCA”), or any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of FATCA (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.

Incorporation of ISDA 2015 Section 871(m) Protocol. To the extent that either party to the Agreement is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015, and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), Dealer and Counterparty hereby agree that the provisions and amendments set out in the 871(m) Protocol shall apply to the Agreement and this Master Confirmation. The parties further agree that for the purpose of the 871(m) Protocol, (i) solely for purposes of applying such provisions and amendments to this Master Confirmation, the Agreement shall be deemed to be a Covered Master Agreement and (ii) the Implementation Date shall be deemed to be the date of this Master Confirmation.

Document Delivery.

For the purpose of Sections 4(a)(i) and 4(a)(ii) of the Agreement:

(i)

[Dealer agrees to complete, accurately and in a manner reasonably satisfactory to Counterparty, to execute and to deliver to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, as applicable (or any successor form) and any required attachments thereto (i) upon execution of this Master Confirmation and thereafter prior to the date on which such form becomes invalid, (ii) promptly upon reasonable demand by Counterparty and (iii) promptly upon learning that any Form W-9 or W-8ECI, as applicable (or any successor thereto) previously provided by Dealer has become invalid or incorrect.] [Dealer agrees to complete, accurately and in a manner reasonably satisfactory to Counterparty, to execute and to deliver to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-8ECI(or any successor form) (i) upon execution of this Master Confirmation, (ii) promptly upon reasonable demand by Counterparty and (iii) promptly upon learning that the information on such tax form previously provided by Dealer has become inaccurate or incorrect.]

(ii)

Counterparty agrees to complete, accurately and in a manner reasonably satisfactory to Dealer, to execute and to deliver to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9 (or any successor form), with the “partnership” or “corporation” box checked on line 3 thereof, and any required attachments thereto (i) upon execution of this Master Confirmation and thereafter prior to the date on which such form becomes invalid, (ii) promptly upon reasonable demand by Dealer and (iii) promptly upon learning that any Form W-9 (or any successor thereto) previously provided by Counterparty has become obsolete, invalid or incorrect.

(iii)

Counterparty and Dealer agree to deliver any other form or document, including any Credit Support Document, accurately completed and in a manner reasonably satisfactory to the other party, that may be required or reasonably requested in order to allow the other party to make a payment under this Master Confirmation without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate promptly upon the reasonable demand of such other party.

Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “change” in the fourth line thereof: “; provided that if any new account of one party is not in the same tax jurisdiction as the original account, the other party shall not be obliged to pay, for tax reasons, any greater amount and shall not be obliged to accept any lesser amount as a result of such change than would have been the case if such change had not taken place.”

Investment Risk. Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing, and (iii) has total assets of at least USD 50 million as of the date hereof.

Counterparts. This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign (any such signature, an “Electronic Signature”)), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Master Confirmation or in any other certificate, agreement or document related to this Master Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Master Confirmation or the Agreement.

[U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Master Confirmation, and for such purposes this Master Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Master Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Master Confirmation, and for such purposes this Master Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Master Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Master Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Master Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit Enhancements.]

[Communications with Employees of J.P. Morgan Securities LLC. If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to any Transaction, Counterparty is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, National Association (and not as a representative of J.P. Morgan Securities LLC) in connection with such Transaction.]

[Role of Agent. Dealer has appointed the Agent, its indirect wholly-owned subsidiary, as its agent for purposes of conducting on Dealer’s behalf, a business in privately negotiated transactions in options and other derivatives. You hereby are advised that Dealer, the principal and stated counterparty in such transactions, duly has authorized the Agent to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. The Agent has full, complete and unconditional authority to undertake such activities on behalf of Dealer. The Agent acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under any Transaction. Any Transaction is not insured or guaranteed by the Agent.]

[Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under any Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to any Transaction, and may transfer its rights and obligations with respect to any Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Master Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with any Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Master Confirmation and the Transaction contemplated hereunder.

Regulatory Provisions. The time of dealing for any Transaction will be confirmed by Dealer upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with a Transaction.

Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to any Transaction between Dealer and Counterparty shall be transmitted exclusively through the Agent.

EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Confirmation. For the purposes of this section:

(i)	Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity.

(ii)

Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

(iii)	The Local Business Days for such purposes in relation to Dealer and Counterparty is New York, New York, USA.

(iv)	The following are the applicable email addresses.

Portfolio Data:	Dealer: [***]

Counterparty: [e-mail address]

Notice of discrepancy:	Dealer: [***]

Counterparty: [e-mail address]

Dispute Notice:	Dealer: [***]

Counterparty: [e-mail address]

NFC Representation. Counterparty represents and warrants to Dealer (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while any “Transaction” under this Master Confirmation under the Agreement remains outstanding, unless the Counterparty notifies the Dealer promptly otherwise of any change in its status from that represented) that:

(i)

it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of ‘retained EU law’ (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and

(ii)

as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the UK.

Bail-in Protocol. The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition.

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the UK, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Master Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.

Contractual Recognition of UK Stay Resolution. Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by ISDA on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Dealer shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Counterparty, (ii) Counterparty shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Master Confirmation.]

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to Dealer.

Very truly yours,

[ ]

By:
Name:
Title:

Counterparty hereby agrees to, accepts and confirms the terms of the foregoing as of the date first written above.

AFFILIATED MANAGERS GROUP, INC.

By:
Name: Dava E. Ritchea
Title: Chief Financial Officer

ANNEX A

FORM OF PRICING SUPPLEMENT

DATE:	[ ]

TO:	Affiliated Managers Group, Inc.
777 South Flagler Drive
West Palm Beach, FL 33401

ATTENTION:	Dava E. Ritchea

FROM:	[ ]

SUBJECT:	Registered Forward Transactions

REFERENCE
NUMBER(S):	[ ]

Ladies and Gentlemen:

The purpose of this Pricing Supplement is to notify you of certain terms of the above-referenced Transaction entered into between [   ] (“Dealer”) and Affiliated Managers Group, Inc. (“Counterparty”) on the Trade Date specified below.

This Pricing Supplement supplements, forms part of, and is subject to (i) the Instruction between Dealer and Counterparty with the same Trade Date and Reference Number as set forth herein (the “Instruction”) and (ii) the Master Confirmation, dated March 7, 2025, between Dealer and Counterparty (as amended, modified or supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation or the Instruction) shall govern this Pricing Supplement, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

The particular Transaction to which this Pricing Supplement relates shall have the following terms:

(a)	the Trade Date is [ ];

(b)	the Hedge Completion Date is [ ];

(c)	the Number of Shares shall be [ ], subject to further adjustment in accordance with the terms of the Master Confirmation;

(d)	the Initial Forward Price shall be USD [ ]; and

(e)	the Final Date is [ ].

Very truly yours,

[ ]

By:
Name:
Title:

Confirmed as of the date first above written:

AFFILIATED MANAGERS GROUP, INC.

By:
Name: Dava E. Ritchea
Title: Chief Financial Officer

Exhibit B

Form of Electronic Communication Specified in Section 2(k):

Please confirm that the prospectus (including the documents incorporated by reference therein), as of the date of this email, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Officers Initially Designated by the Company for purposes of Section 2(k) and Section 3(v):

Chief Financial Officer

General Counsel

Exhibit C-1

FORM OF OPINION OF

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

The Company is validly existing and in good standing as a corporation under the law of the State of Delaware. The Company has full corporate power and authority to conduct its business as described in the Base Prospectus and the Prospectus.

2.

The [Shares] have been duly authorized and, upon payment and delivery in accordance with the Distribution Agreement and applicable Master Confirmation, the Shares will be, validly issued, fully paid and nonassessable.

3.

The statements made in each of the Base Prospectus and the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute summaries of certain terms of the Common Stock (including the Shares), constitute accurate summaries of such terms in all material respects.

4.	The Distribution Agreement has been duly authorized, executed and delivered by the Company.

5.

Each Master Confirmation has been duly authorized, executed and delivered by the Company and, assuming that such Master Confirmation is the valid and legally binding obligation of the applicable forward purchaser, such Master Confirmation constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

6.

The issue and sale of the Shares by the Company and the execution, delivery and performance by the Company of the Distribution Agreement and the Master Confirmations will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on Schedule I hereto, nor will such action violate the Certificate of Incorporation or By-laws of the Company or any federal or New York State statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York State statute or the Delaware General Corporation Law, except that it is understood that no opinion is given in this paragraph 6 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

7.

No consent, approval, authorization or order of, or registration or qualification with, any federal or New York State governmental agency or body or any Delaware State governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York State court or any Delaware State court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Shares by the Company and the execution, delivery and performance by the Company of the Distribution Agreement and the Master Confirmations, except that it is understood that no opinion is given in this paragraph 7 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

8.

The Registration Statement has become effective under the Securities Act and the Prospectus was filed on March 7, 2025, pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

9.

Except as disclosed in the Base Prospectus and the Prospectus, there are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, the Shares pursuant to the Company’s Certificate of Incorporation or By-laws or any agreement or other instrument identified on Schedule I hereto.

10.

The Company is not, and after giving effect to the issue and/or sale of the Shares and assuming the application of the proceeds therefrom as described in the Prospectus, the Company would not as of the date hereof be, an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

11.

Each subsidiary of the Company identified on Schedule II hereto (“Adviser Subsidiary”) is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). The Company is not required to register as an investment adviser within the meaning of the Advisers Act and the rules and regulations of the Commission promulgated thereunder.

12.

The consummation of the transactions contemplated by the Distribution Agreement and Master Confirmations will not result in an “assignment,” within the meaning of the Advisers Act or the Investment Company Act, of any investment advisory agreement to which the Company or any Adviser Subsidiary is a party.

Exhibit C-2

FORM OF NEGATIVE ASSURANCE LETTER OF

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Based upon our review of the Registration Statement, the Prospectus and the Exchange Act Documents, our participation in the conferences referred to above, our review of the records and documents as described above, as well as our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder:

1.

We advise you that each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of March 7, 2025, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial or accounting data contained in, incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents; and

2.

Nothing has come to our attention that causes us to believe that (a) the Registration Statement (including the Exchange Act Documents and the Prospectus deemed to be a part thereof), as of March 7, 2025, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) the Prospectus (including the Exchange Act Documents), as of March 7, 2025, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a) or (b) above with respect to the financial statements or other financial or accounting data contained in, incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents.